EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT

AMONG

MISSISSIPPI CHEMICAL CORPORATION

THE LENDERS PARTY HERETO

AND

HARRIS TRUST AND SAVINGS BANK,
as Administrative Agent

Dated as of November 15, 2002

TABLE OF CONTENTS

MISSISSIPPI CHEMICAL CORPORATION

CREDIT AGREEMENT

Section 1.6.     Manner of Borrowing Revolving Credit Loans and

SECTION 3.     THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND

Section 7.13.     Notice of Suit or Adverse Change in Business

Section 9.15.     Authorization to Release Liens and Limit Amount

Section 10.10.    Successors and Assigns; Governing Law;

Exhibit A -  Revolving Credit Note

Exhibit B -  Application and Agreement for Letter of Credit

Exhibit C -  The A Mortgages

Exhibit D -  The B Mortgages

Exhibit E -  Opinion of Counsel to the Borrower and the Domestic Guarantors

Exhibit F -  Opinion of Lex Caribbean

Exhibit G -  Schedule of Subsidiaries

Exhibit H -  Compliance Certificate

Exhibit I -    Form of Legal Opinion of Borrowers' Counsel

Exhibit J -   Farmland MissChem Project Contingent Obligations

Exhibit K -  First Amendment to Security Agreement

Exhibit L -  First Amendment to Pledge Agreement

Exhibit M - First Amendment to Security Agreement Re: Aircraft

Exhibit N -  Borrowing Base Report

Exhibit O -  Non-Principal Properties

Exhibit P -  Certificate Regarding Computation of Consolidated Net Tangible Assets

SCHEDULE 5.3. - LITIGATION

SCHEDULE 7.23. - EXISTING RESTRICTIONS

MISSISSIPPI CHEMICAL CORPORATION

AMENDED AND RESTATED CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

The from time to time lenders parties hereto

Ladies and Gentlemen:

     The undersigned MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation (the "Borrower"), refers to that certain Credit Agreement dated as of November 25, 1997, as amended and currently in effect (the "Original Credit Agreement") among the Borrower, the from time to time banks party thereto (individually a "Bank" and collectively the "Banks."), and Harris Trust and Savings Bank, individually ("Harris") and as administrative agent (the "Administrative Agent") for the Banks.

     The Borrower has requested that the Revolving Credit Commitments be reduced, the Termination Date of the Original Credit Agreement be extended, and that certain other amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Credit Agreement amends and restates in its entirety the Original Credit Agreement, and from the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement. This Amended and Restated Credit Agreement shall become effective and shall supersede all provisions of the Original Credit Agreement upon the date of the execution of this Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 6.1 hereof (the "Effective Date"). All A Loans, B Loans and all L/Cs outstanding under the Original Credit Agreement shall be carried forward and continued as A Loans, B Loans and L/Cs, respectively, under this Agreement; it being understood and agreed that the amendment and restatement of the Original Credit Agreement in the form of this Agreement constitutes an amendment and restatement of the terms applicable to such A Loans, B Loans and L/Cs respectively, but does not constitute a repayment and re-borrowing or novation thereof. The parties hereto confirm that the aggregate principal balance of the B Loans so carried forward on the Effective Date is $105,000,000, and all Loans outstanding under the Original Credit Agreement in excess of $105,000,000 immediately prior to the Effective Date constitute A Loans and are carried forward as such under this Agreement. All capitalized terms not defined in the text of this Agreement are defined in Section 4.1 hereof.

     Accordingly, upon the Effective Date the Original Credit Agreement shall be amended and restated in its entirety to read as follows:

SECTION 1.     THE REVOLVING CREDIT AND SWING LING.

     Section 1.1.     The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Borrower which may be utilized by the Borrower in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") and L/Cs (as hereinafter defined). The aggregate principal amount of all Loans (as hereinafter defined) plus the maximum amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding (collectively the "Revolving Credit Obligations") may not exceed the lesser of the Borrowing Base, as most recently computed, and the sum of the Revolving Credit Commitments (as hereinafter defined) at any time. The Revolving Credit shall be available to the Borrower, and may be availed of by the Borrower from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including November 10, 2003 (the "Termination Date"), at which time the entire outstanding principal amount of all Revolving Credit Obligations, together with all accrued and unpaid interest thereon, shall be due and payable.

     (b)     The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage (the "Commitment Percentage") of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrower are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):
Harris Trust and Savings Bank	$28,875,000.00	17.5%
Credit Agricole Indosuez	$18,562,500	11.25%
BNP Paribas	$16,500,000	10.00%
Mizuho Corporate Bank, Ltd.	$24,750,000	15.00%
Banc of America Strategic Solutions, Inc.	$14,437,500	8.75%
The Bank of Nova Scotia, Atlanta Agency	$12,375,000	7.50%
SunTrust Bank	$12,375,000	7.50%
Wachovia Bank, National Association	$12,375,000	7.50%
ABN AMRO Bank N.V.	$8,250,000	5.00%
Amsouth Bank	$8,250,000	5.00%
Trustmark National Bank	$8,250,000	5.00%
Total	$165,000,000.00 100%

     (c)     Each Borrowing under the Revolving Credit shall be made by each Bank in an amount equal to its Commitment Percentage of the amount of such Borrowing. Each Borrowing under the Revolving Credit shall be in an amount not less than $5,000,000 or such greater amount which is an integral multiple of $1,000,000.

     (d)     Notwithstanding any provision of this Agreement to the contrary, as provided in the second paragraph of this Agreement, all Loans outstanding hereunder are classified as either tranche "A" loans (individually an "A Loan" and collectively the "A Loans") or tranche "B" loans (individually a "B Loan" and collectively the "B Loans"), and the Loans held by each of the Banks on the Effective Date are also classified as A Loans or B Loans ratably in accordance with the respective outstanding principal amounts of the total A Loans and B Loans on the Effective Date. The B Loans shall consist of Revolving Credit Loans in an aggregate outstanding principal amount on the Effective Date of $105,000,000 as the same may be repaid and reborrowed pursuant to the terms of this Agreement. The A Loans shall consist of all Revolving Credit Loans that are not B Loans and all Swingline Loans, each as the same may be repaid and reborrowed pursuant to the terms of this Agreement. If the aggregate balance of all B Loans outstanding on any Determination Date for any reason is ever less than an amount equal to 15% of the Borrower's Consolidated Net Tangible Assets as then computed less the B Loan Availability Reserve, the Borrower shall deliver to the Administrative Agent a calculation of the Borrower's Consolidated Net Tangible Assets in the form of Exhibit P hereto, and A Loans shall automatically be reclassified as B Loans so that the aggregate amount of Loans which constitute B Loans shall automatically be increased to equal 15% of the Borrower's then Consolidated Net Tangible Assets less the B Loan Availability Reserve. All Loans, whether A Loans or B Loans, shall be evidenced by the Notes. The Administrative Agent shall record on its books and records the original principal amount of the A Loans and B Loans held by each of the Banks, all principal repayments made thereon and all reborrowings thereof, and the record thereof on the Administrative Agent's records shall be conclusive and binding on the Borrower and the Banks absent manifest error.

     Section 1.2.     Swingline Loans under the Revolving Credit. (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.2, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Borrower from time to time before the Termination Date on a revolving basis up to $15,000,000 in aggregate principal amount at any time outstanding; provided that Harris shall have no obligation to advance any Swingline Loan if the Total Outstandings would thereby exceed the lesser of the Borrowing Base, as most recently computed, and the sum of the Revolving Credit Commitments then in effect. All Swingline Loans will bear interest as provided in Section 1.3 hereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan shall have a maturity of up to the seventh day after such Swingline Loan was made. No more than 5 Swingline Loans may be outstanding at any time.

     (b)     Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank to make a Revolving Credit Loan in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Revolving Credit Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the outstanding Swingline Loans. The Borrower authorizes Harris to charge the Borrower's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

     (c)     Participations. If any Bank refuses or otherwise fails to make a Revolving Credit Loan when requested by Harris pursuant to Section 1.2(b) above (because the conditions in Section 6.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

     Section 1.3.     Interest Rates. (a) The first $105,000,000 (reduced by the amount of all permanent prepayments of Loans made pursuant to Section 3.4(c) through (h) hereof and the corresponding permanent reductions of the Revolving Credit Commitments pursuant to Section 3.5 hereof) principal amount of the Loans and Reimbursement Obligations outstanding from time to time shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Base Rate from time to time in effect plus five percent (5%) until the amount of all such prepayments and reductions equals or exceeds $52,500,000, and three percent (3%) thereafter. All Loans and Reimbursement Obligations in excess of the amount described above shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Base Rate from time to time in effect plus one percent (1%). All interest payable pursuant to this Section 1.3(a) shall be payable monthly in arrears on the last day of each calendar month, commencing on November 30, 2002, and at maturity (whether by acceleration, upon prepayment or otherwise).

     (b)     If any Event of Default shall have occurred, all Loans and Reimbursement Obligations shall bear interest from the date such Event of Default occurred, payable on demand, at a rate per annum equal to the sum of 2% plus the rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) otherwise applicable to such Loans and Reimbursement Obligations under Section 1.3(a) hereof.

     Section 1.4.     Letters of Credit. (a) Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Borrower's request Harris may in its discretion issue letters of credit (an "L/C" and collectively the "L/Cs") for the account of the Borrower subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.7 hereof. Each L/C shall be issued pursuant to an application for letter of credit (the "L/C Agreement") in the form of Exhibit B hereto. The L/Cs shall consist of standby and commercial letters of credit in an aggregate face amount not to exceed $20,000,000. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Termination Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to one percent (1%) (computed on the basis of a 360-day year and actual days elapsed) of the face amount for each L/C issued for the account of the Borrower hereunder. In addition, the Borrower shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, one-quarter of one percent (0.25%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fee for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable quarterly in arrears on the last day of each March, June, September and December commencing December 31, 2002 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

     (b)     Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Borrower shall pay fees in connection with each L/C as set forth in Section 1.4(a) hereof, (ii) except as otherwise provided in Section 3.4(b) hereof and Section 3.6(b) hereof, before the occurrence of a Potential Default or an Event of Default, Harris will not call for the funding by the Borrower of any amount under an L/C issued for the Borrower's account, or for any other form of collateral security for the Borrower's obligations in connection with such L/C, before being presented with a drawing thereunder, and (iii) if Harris is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Borrower's obligation to reimburse Harris for the amount of such drawing shall bear interest as specified in Section 1.3(b) hereof. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives written notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such written notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be more than one year from the then scheduled expiration date of such L/C or after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and the Required Banks have given Harris instructions not to so permit the extension of the expiration date of such L/C.

     (c)     The Administrative Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the Administrative Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

     Section 1.5.     Reimbursement Obligation. The Borrower is obligated, and hereby unconditionally agrees, to pay in immediately available funds to Harris for the account of Harris and the Banks who are participating in L/Cs pursuant to Section 1.7 hereof the face amount of each draft drawn and presented under an L/C issued by Harris hereunder for the Borrower's account (the obligation of the Borrower under this Section 1.5 with respect to any amounts drawn under any L/C is a "Reimbursement Obligation"). If at any time the Borrower fails to pay any Reimbursement Obligation when due, the Borrower shall be deemed to have automatically requested a Revolving Credit Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if all of the conditions precedent set forth in Section 6.2 of this Agreement have been satisfied. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(a), unless an Event of Default has occurred then the rate of interest specified in Section 1.3(b) hereof.

     Section 1.6.     Manner of Borrowing Revolving Credit Loans and Swingline Loans. (a) The Borrower shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 12:00 Noon (Chicago time) on the date the Banks are requested to make each Revolving Credit Loan, and (ii) 12:00 Noon (Chicago time) on the date the Borrower requests the Administrative Agent to make a Swingline Loan hereunder. Each such notice shall be irrevocable and shall specify the date of the Borrowing requested (which shall be a Business Day), the amount of such Borrowing, and whether the Borrowing is to be of A Loans or B Loans; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal or face amount, as appropriate, of all Loans, L/Cs, and unpaid Reimbursement Obligations outstanding hereunder exceed the lesser of the Borrowing Base, as most recently computed, and the Revolving Credit Commitments as such amounts may be reduced pursuant to Section 3.5 of this Agreement; provided further, that in connection with each requested Borrowing of B Loans the Borrower shall deliver to the Administrative Agent a calculation of the Borrower's Consolidated Net Tangible Assets in the form of Exhibit P hereto showing that after giving effect to such requested Borrowing of B Loans the aggregate principal amount of all outstanding B Loans shall not exceed the difference between (x) 15% of the Borrower's Consolidated Net Tangible Assets as of the date of such request and (y) the B Loan Availability Reserve. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Administrative Agent reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent or any Bank has acted in reliance thereon. The Administrative Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Borrower hereunder to each of the Banks.

     (b)     Subject to the provisions of Section 6 hereof, the proceeds of each Borrowing of Revolving Credit Loans and of each Swingline Loan shall be made available to the Borrower at the principal office of the Administrative Agent in Chicago, Illinois, by depositing immediately available funds into an account maintained by the Borrower with the Administrative Agent, on the date such Borrowing is requested to be made, except to the extent such Borrowing represents (i) a refinancing of a Reimbursement Obligation, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant unpaid Reimbursement Obligation, or (ii) a refunding loan, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant Swingline Loans pursuant to Section 1.2(b) hereof. Not later than 3:00 p.m. Chicago time, on the date specified for any Borrowing of Revolving Credit Loans to be made hereunder, each Bank shall make its Loan comprising part of such Borrowing available to the Borrower in immediately available funds at the principal office of the Administrative Agent, except as otherwise provided above with respect to paying any outstanding Reimbursement Obligation or Swingline Loan.

     (c)     Unless the Administrative Agent shall have been notified by a Bank prior to the date of a Revolving Credit Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Revolving Credit Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such proceeds available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Administrative Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.6(c) shall be deemed to permit any Bank to breach its obligations to make Revolving Credit Loans under the Revolving Credit, or to limit the Borrower's claims against any Bank for such breach.

     Section 1.7.     Participation in L/Cs. (a) Each of the Banks will acquire, without recourse, representation or warranty, a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrower pursuant to Section 1.5 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. If the Banks fund Harris with respect to any Reimbursement Obligation that is not paid when due by the Borrower as described above, all of the Banks may elect to treat such funding as additional Revolving Credit Loans to the Borrower hereunder rather than a purchase of participations by the Banks in the related L/Cs held by Harris. The obligation of the Banks to Harris under this Section 1.7 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrower. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrower. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks.

     (b)     The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this Section 1.7(b) and all other parts of this Section 1.7 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

     Section 1.8.     Capital Adequacy. If, after the date hereof, any Bank or the Administrative Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time if such Bank is generally imposing payments for such reduction on its similarly situated customers, within thirty (30) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

SECTION 2.     THE COLLATERAL AND GUARANTIES.

     Section 2.1.     Collateral. The B Loans will be secured by valid and perfected Liens upon all of the Principal Properties (except the Trinidad Interest) of the Borrower and the Domestic Subsidiaries, whether now owned or hereafter acquired and all proceeds thereof, including a pledge of the stock or other equity interests of the Domestic Subsidiaries, and valid and perfected Liens in all Non-Principal Properties of the Borrower and the Domestic Subsidiaries, including all tangible and intangible property (including deposit accounts) of the Borrower and the Domestic Subsidiaries other than the Principal Properties, and the A Obligations will be secured only by first priority, valid and perfected Liens in all of the Non-Principal Properties (including deposit accounts) of the Borrower and the Domestic Subsidiaries, in each case whether now owned or hereafter acquired and all proceeds thereof, and excluding certain encumbered property; provided, that the Obligations will not be secured by (a) the Borrower's and its Subsidiaries equity interests in (i) Houston Ammonia Terminal, L.P., and (ii) FMCL LLC, (which holds vessel charter rights pertaining to transportation of offtake from FMCL's facility), (b) the Trinidad Interest or (c) the Excluded Non Principal Property. The Borrower acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Obligations of each Class to the extent described above and shall be valid and perfected first priority Liens subject only to Liens permitted by Section 7.9 hereof pursuant to one or more Security Documents from such Persons, each in form and substance satisfactory to the Administrative Agent, and provided further that the Borrower and the Domestic Subsidiaries need not take any steps to perfect a Lien on deposit accounts maintained in proximity to its operations for the purpose of paying amounts owing (as opposed to receiving collections) provided that the total balance on deposit in such deposit accounts shall not exceed $500,000 except that the Borrower and its Domestic Subsidiaries may exceed such amount by depositing in such deposit accounts amounts sufficient to cover payroll obligations paid out of such deposit accounts if such deposits are made not more that two business days prior to the date payroll and related checks written against such deposit accounts are released.

     Section 2.2.     Liens on Real Property. In the event that the Borrower or any Domestic Subsidiary owns or hereafter acquires any real property other than the Excluded Non Principal Properties and subject to the provisions of Section 2.1, the Borrower shall, or shall cause such Domestic Subsidiary to, execute and deliver to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust acceptable in form and substance to the Agent for the purpose of granting to the Administrative Agent a Lien on such real property to secure the Obligations (provided that any such real property that is a Principal Property shall only secure the B Obligations), shall pay all taxes, costs, and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and shall supply to the Administrative Agent at the Borrower's cost and expense a survey, environmental report, hazard insurance policy, appraisal report, and a mortgagee's policy of title insurance from a title insurer acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

     Section 2.3.     Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each direct and indirect Domestic Subsidiary of the Borrower pursuant to the Restated Guaranty or pursuant to one or more Guaranties, and by MCHI pursuant to the MCHI Guaranty, in each case as the same may be amended, modified or supplemented from time to time.

     Section 2.4.     Further Assurances. The Borrower agrees that it shall, and shall cause each Domestic Subsidiary to, from time to time at the request of the Administrative Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Banks may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Subsidiary forms or acquires any other Domestic Subsidiary after the date hereof, the Borrower shall promptly upon such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute a Guaranty and such Security Documents as the Administrative Agent may then require consistent with Sections 2.1 and 2.2, and the Borrower shall also deliver to the Administrative Agent, or cause such Domestic Subsidiary to deliver to the Administrative Agent, at the Borrower's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 3.     THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND APPLICATION OF
                          PAYMENTS

     Section 3.1.     The Notes. All Loans made by each Bank to the Borrower hereunder shall for the sake of convenience be evidenced by a single Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto (individually, a "Revolving Note" or "Note" and together, the "Revolving Notes" or "Notes") payable to the order of such Bank, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Loans made by such Bank to the Borrower pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Sections 1.2 and 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Loan made by it hereunder and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on a schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrower will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of all Loans then outstanding from such Bank. Such Bank will cancel the outstanding Revolving Credit Note upon receipt of the new Revolving Note.

     Section 3.2.     Facility Fee. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 3.5 hereof, the Borrower shall pay to the Administrative Agent for the account of the Banks a facility fee with respect to the Revolving Credit at the rate per annum (computed on a basis of a year of 365/366 days for the actual number of days elapsed) equal to one-half of one percent of the maximum amount of the Revolving Credit Commitments, calculated without regard to whether any credit is available or outstanding under the Revolving Credit (determined in each case after giving effect to any reductions thereof as specified in Section 3.5 hereof). Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December commencing on the last day of December, 2002, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.2 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

     Section 3.3.     Agent's Fees. The Borrower shall pay to and for the sole account of the Administrative Agent an agency fee in the amount of $100,000, payable in advance on the Effective Date. Such fee shall be in addition to any fees and charges the Administrative Agent may be entitled to receive under the other Loan Documents.

     Section 3.4.     Optional Prepayments of Base Rate Loans. (a) The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part any Loans at any time upon prior telecopy or telephonic notice from the Borrower to the Administrative Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     (b)     Mandatory Prepayments of Excess Borrowings. If at any time the Total Outstandings hereunder shall exceed the lesser of the Revolving Credit Commitments and the Borrowing Base as most recently computed, the Borrower shall immediately prepay Loans and Reimbursement Obligations outstanding for the Borrower's account and, if necessary, pledge cash collateral to the Administrative Agent to secure outstanding L/Cs issued for the Borrower's account, in an amount equal to such excess.

     (c)     Sales of Principal Properties. If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition of, or shall otherwise receive any proceeds of a Disposition of, any Principal Properties (other than proceeds arising from any Disposition of the Trinidad Interests or any part thereof), then (x) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition, the Borrower shall prepay the B Obligations in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks for any breach of Section 7.12 hereof or any other terms of this Agreement.

     (d)     Sales of Trinidad Interest. If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition of, or shall otherwise receive any proceeds of the Disposition of, all or any part of the Trinidad Interest, then (x) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds in excess of the amount necessary to pay the Ex-Im Bank Indebtedness in full or any other indebtedness and liabilities of FMCL not assumed by the purchaser. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks for any breach of Section 7.12 hereof or any other terms of this Agreement.

     (e)     Sales of Non-Principal Properties. If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall otherwise receive any proceeds of the Disposition of any Non-Principal Properties (other than proceeds arising from any Disposition of all or any part of the Trinidad Interest, the sale of spare parts inventory, the sale of Inventory and the collection of Receivables, in each case in the ordinary course of business, the sale of obsolete machinery and equipment sold in the ordinary course of business and producing Net Cash Proceeds in an amount not to exceed $1,000,000 in any fiscal year of the Borrower, and the sale of precious metals used as catalysts sold and replaced with similar property in the ordinary course of business), then (x) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the first $20,000,000 of such Net Cash Proceeds and 100% of the amount of all such Net Cash Proceeds in excess of $20,000,000. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks for any breach of Section 7.12 hereof or any other terms of this Agreement.

     (f)     Tax Refunds. If after the Effective Date the Borrower or any Subsidiary shall receive any tax refunds, the Borrower shall promptly notify the Administrative Agent of the estimated amount to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of tax refunds, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the first $10,000,000 of such tax refunds and 100% of the amount of all such tax refunds in excess of $10,000,000.

     (g)     Equity Issuances. If after the Effective Date the Borrower or any Subsidiary shall issue new equity securities (whether common or preferred stock or otherwise), other than equity securities issued under any Plan of Borrower, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the amount of such Net Cash Proceeds. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 7.25 hereof or any other terms of this Agreement.

     (h)     Allocation of Prepayments. All principal prepayments of Loans made pursuant to subsection (c) of this Section 3.4 shall be applied as required by Section 3.6(c) or (e) hereof, as applicable. All principal prepayments of Loans made pursuant to subsections (a), (b), (d), (e), (f) and (g) of this Section 3.4 shall be applied first to the payment of A Loans and Reimbursement Obligations then outstanding and, if required by subsection (b) above, to be held as cash collateral by the Administrative Agent to secure outstanding L/Cs issued for the Borrower's account, until all A Loans and Reimbursement Obligations have been paid and all cash collateral held by the Administrative Agent shall equal the aggregate amount available to be drawn under all L/Cs then outstanding, and second to the payment of the B Loans then outstanding, provided that if an Event of Default shall have occurred and be continuing all such prepayments shall be applied as required by Section 3.6(d).

     Section 3.5.     Revolving Credit Termination. (a) The Borrower shall have the right at any time upon 5 days' prior (or such shorter period as may be agreed upon by the Borrower and the Administrative Agent) notice to the Banks to terminate the Revolving Credit in whole or in part (but if in part in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000); provided, however, that the Borrower may not terminate any portion of the Revolving Credit which represents outstanding Revolving Credit Obligations unless the Borrower contemporaneously prepays the same or, with respect to any outstanding L/Cs, pledges cash collateral to the Administrative Agent to secure the same.

     (b)     Upon the prepayment of any Loans pursuant to Sections 3.4(c), (d), (e), (f) or (g) of this Agreement, the Revolving Credit Commitments shall automatically and permanently reduce by an amount equal to the amount of each such prepayment, and each Bank's Revolving Credit Commitment shall automatically and permanently be reduced by its Commitment Percentage of such reduction.

     (c)     On September 30, 2003, the Revolving Credit Commitments shall automatically and permanently reduce by an amount equal to (a) 50% of Excess Cash Flow of Borrower and its Subsidiaries for the fiscal year of the Borrower ended June 30, 2003, less (b) the aggregate amount of all prior reductions in the Revolving Credit Commitments made by Borrower pursuant to Section 3.5(a).

     Section 3.6.     Place and Application of Payments. (a) General. All payments by the Borrower hereunder shall be made to the Administrative Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after any later time the Banks may otherwise direct) shall be deemed received upon the following Business Day. Except as herein provided, all payments shall be received by the Administrative Agent for the ratable account of the holders of the Loans and shall be promptly distributed by the Administrative Agent ratably to the holders of the Loans. All payments and collections received in respect of the Obligations of any Class and all proceeds of Collateral of any Class received, in each instance, by the Administrative Agent or any of the Banks, shall be remitted to the Administrative Agent and applied by the Administrative Agent to the Obligations as hereinafter set forth in this Section 3.6. The Borrower hereby authorizes the Administrative Agent to automatically debit its designated account with Harris for any principal, interest and fees when due on the Loans or under any L/C Agreements or this Agreement and to transfer the amount so debited from such account to the Administrative Agent for application as herein provided.

     (b)     Application of A Collateral Proceeds Before Default. Prior to the occurrence of an Event of Default, all proceeds of A Collateral received in the Concentration Account within the meaning of Section 7.24 hereof shall (subject to the other terms of this Agreement) be applied by the Administrative Agent against the outstanding A Obligations as follows:

     (i)     first, to any outstanding fees, charges and expenses then due the Administrative Agent or the Banks;

     (ii)     second, to outstanding interest charges then due in respect of the Swingline Loans;

     (iii)     third, to the outstanding principal balance of the Swingline Loans;

     (iv)     fourth, to the payment of any outstanding interest then due on the A Loans (other than the Swingline Loans) and Reimbursement Obligations, commitment fees or other fees or amounts relating to the A Loans (other than the Swingline Loans), Reimbursement Obligations and L/Cs due under the Notes, the A Security Documents, the L/C Agreements or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

     (v)     fifth, to the payment of the principal of the A Loans (other than the Swingline Loans) and the Reimbursement Obligations ratably as among the A Loans (other than the Swingline Loans) and Reimbursement Obligations;

     (vi)     sixth, to be applied to any remaining unpaid or unsatisfied A Obligations;

     (vii)     seventh, to be held by the Administrative Agent as cash collateral for the L/Cs then outstanding;

     (viii)     eighth, to the payment of any outstanding interest then due on the B Loans ratably as among the Banks in accord with the amount of such interest owing each;

     (ix)     ninth, to the payment of the principal of the B Loans;

     (x)     tenth, to be applied to any remaining unpaid or unsatisfied B Obligations; and

     (xi)     finally, to the Borrower or whoever may be lawfully entitled thereto.

     (c)     Application of B Collateral Proceeds Before Default. Prior to the occurrence of an Event of Default, all proceeds of B Collateral shall (subject to the other terms of this Agreement) be applied by the Administrative Agent against the outstanding B Obligations as follows:

     (i)     first to the payment of any outstanding interest then due on the B Loans ratably as among the Banks in accord with the amount of such interest owing each;

     (ii)     second, to the payment of the principal of the B Loans;

     (iii)     third, to be applied to any remaining unpaid or unsatisfied B Obligations; and

     (iv)     finally, to the Borrower or whoever may be legally entitled thereto.

     (d)     Application of A Collateral Proceeds After Default. Anything contained herein or in any of the Security Documents to the contrary notwithstanding, all proceeds of the A Collateral and all payments and collections received in respect of the A Loans and the Reimbursement Obligations and received, in each instance, by the Administrative Agent or any of the Banks after the occurrence and during the continuance of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

     (i)     first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the Liens on the A Collateral or in protecting, preserving or enforcing rights under this Agreement, the A Security Documents or the Notes to the extent the Notes evidence A Loans and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 10.8 hereof except to the extent such costs and expenses relate to the B Loans, the B Security Documents or the B Collateral (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent) and to fund such reserves for future such costs and expenses of the Administrative Agent in such amounts as the Administrative Agent may reasonably determine;

     (ii)     second, to the payment of any outstanding interest on the A Loans and Reimbursement Obligations, commitment fees or other fees or amounts relating to the A Loans, Reimbursement Obligations and L/Cs due under the Notes, the A Security Documents, the L/C Agreements or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

     (iii)     third, to the payment of the principal of the A Loans and the Reimbursement Obligations ratably as among the A Loans and Reimbursement Obligations;

     (iv)     fourth, to be held by the Administrative Agent as cash collateral pursuant to Section 8.4 hereof;

     (v)     fifth, to the Banks ratably in accord with the amounts of any other, Obligations of the Borrower owing to each of them and secured by the A Security Documents unless and until all such Obligations have been fully paid and satisfied;

     (vi)     sixth, to the payment of any outstanding costs and expenses incurred by the Administrative Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the liens on the B Collateral or in protecting, preserving or enforcing rights under this Agreement relating to the B Loans, the B Security Documents or the Notes to the extent the Notes evidence the B Loans and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 10.8 hereof but only to the extent such costs and expenses relate to the B Loans, the B Security Documents or the B Collateral (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent) and to fund such reserves for future such costs and expenses of the Administrative Agent in such amounts as the Administrative Agent may reasonably determine;

     (vii)     seventh, to the payment of any outstanding interest on the B Loans or other fees or amounts relating to the B Loans due under the Notes, the B Security Documents, or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

     (viii)     eighth, to the payment of the principal of the B Loans ratably as among the B Loans;

     (ix)     ninth, to the Banks ratably in accord with the amounts of any other Obligations of the Borrower owing to each of them and secured by the B Security Documents unless and until all such Obligations have been fully paid and satisfied; and

     (x)     finally, to the Borrower or whoever may be lawfully entitled thereto.

     (e)     Application of B Collateral Proceeds After Default. Anything contained herein or in any of the Security Documents to the contrary notwithstanding, all proceeds of the B Collateral and all payments and collections received in respect of B Loans and received, in each instance, by the Administrative Agent or any of the Banks after the occurrence and during the continuance of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

     (i)     first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent or any security trustee in monitoring, verifying, protecting, preserving or enforcing the Liens on the B Collateral or in protecting, preserving or enforcing rights under this Agreement relating to the B Loans, the B Security Documents or the Notes to the extent the Notes evidence the B Loans and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 10.8 hereof but only to the extent such costs and expenses relate to the B Loans, the B Security Documents or the B Collateral (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Administrative Agent) and to fund such reserves for future such costs and expenses of the Administrative Agent in such amounts as the Administrative Agent may reasonably determine;

     (ii)     second, to the payment of any outstanding interest on the B Loans or other fees or amounts relating to the B Loans due under the Notes, the B Security Documents, or this Agreement other than for principal, ratably as among the Banks in accord with the amount of such interest and other fees or amounts owing each;

     (iii)     third, to the payment of the principal of the B Loans ratably as among the B Loans;

     (iv)     fourth, to the Banks ratably in accord with the amounts of any other Obligations of the Borrower owing to each of them and secured by the B Security Documents unless and until all such Obligations have been fully paid and satisfied; and

     (v)     fifth, to the Borrower or whoever may be lawfully entitled thereto.

     (f)     No Cross-Collateralization with B Collateral. Notwithstanding anything to the contrary contained herein or in any of the Security Documents, A Collateral shall secure all B Loans and B Obligations as well as the A Obligations, but B Collateral shall secure only the B Obligations and shall not secure any A Loans or A Obligations. In the event that any Collateral that constitutes Principal Property otherwise becomes subject to the A Security Documents, any Lien created thereby shall be void ab initio, and the Borrower, the Administrative Agent and the Banks shall immediately take all such actions as may be necessary or advisable to have such Collateral (and any proceeds or products thereof) released and correctly re-encumbered under the appropriate Security Documents of the other Class.

     (g)     Except as otherwise specifically provided for herein, the Borrower hereby irrevocably waives the right to direct the application of payments and collections at any time received by the Administrative Agent or any of the Banks from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Administrative Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time by the Administrative Agent or any of the Banks against the Obligations in the manner described above.

     Section 3.7.     Closing Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Banks a non-refundable fee in the amount of $2,475,000, payable in two installments. The first installment in the amount of $1,650,000 shall be due and payable on the Effective Date and the second installment in the amount of $825,000 shall be due and payable on the maturity date of the Loans (whether by lapse of time, acceleration or otherwise), provided that if all Obligations are fully paid and satisfied, the Revolving Credit Commitments are terminated and no L/Cs are outstanding prior to the maturity date, the second installment of the closing fee shall never become due and payable.

SECTION 4.     DEFINITIONS.

     Section 4.1.     Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

     "A Collateral" shall mean the collateral security provided to the Administrative Agent for the benefit of the Banks pursuant to the A Security Documents.

     "Aircraft Security Agreement" shall mean the Security Agreement Re Aircraft dated as of February 24, 2000 from the Borrower to the Administrative Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "A Loans" is defined in Section 1.1(d) hereof.

     "A Mortgage" shall mean each mortgage and deed of trust described on Exhibit C hereto, as the same may be supplemented, amended, restated or otherwise modified from time to time and any mortgage or deed of trust entered into in substitution therefor or replacement thereof.

     "A Obligations" is defined in the definition of the term "Class".

     "A Security Agreement" means the Security Agreement dated as of February 24, 2000, from the Borrower and certain of its Domestic Subsidiaries to the Administrative Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "A Security Documents" shall mean the A Security Agreement, the Aircraft Security Agreement, A Mortgages and any and all other security agreements, mortgages, deeds of trust, deeds of secured debt, pledge agreements, assignments, financing statements, and other instruments or documents at any time delivered to the Administrative Agent or any Bank to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Loan Documents, provided that in no event shall any B Security Document constitute an A Security Document.

     "Administrative Agent" shall have the meaning specified in the first paragraph of this Agreement.

     "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. For purposes of avoiding doubt, Phosphate Chemicals Export Assoc. shall not be considered an Affiliate of Borrower.

     "Agreement" shall mean this Amended and Restated Credit Agreement as supplemented and amended from time to time.

     "Approved Account Debtors" shall mean Alabama Farmers Coop, Inc., CF Industries, Inc., Phosphate Chemicals Export Assoc., Tennessee Farmers Coop, Jimmy Sanders, Inc., Cargill, Inc., Potash Corporation of Saskatchewan, Inc., IMC Agrico, Inc., ConAgra Fertilizer, Royster Clark, BASF, Air Products, Debruce Fertilizer and Agriliance, LLC.

     "Approved Foreign Account Debtor" shall mean Potash Corporation of Saskatchewan, Inc.

     "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

     "Base Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 A.M. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

     "B Collateral" shall mean the collateral security provided to the Administrative Agent for the benefit of the Banks pursuant to the B Security Documents.

     "B Loan" is defined in Section 1.1(d) hereof.

     "B Loan Availability Reserve" means (a) as of the Effective Date, $1,991,850, and (b) on each Determination Date thereafter such other amount (not greater than $5,000,000) to which the Borrower and the Administrative Agent shall then mutually agree; provided, however, that in the absence of any such agreement, the B Loan Availability Reserve shall remain unchanged from its immediately prior level.

     "B Obligations" is defined in the definition of the term "Class".

     "B Security Documents" shall mean the Pledge Agreement, the B Mortgages and any and all other security agreements, mortgages, deeds of trust, deeds of secured debt, pledge agreements, assignments, financing statements, and other instruments or documents at any time delivered to the Administrative Agent or any Bank to encumber any Principal Properties as collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Loan Documents with respect to the principal of and interest on the B Loans.

     "Blocked Account" is defined in Section 7.24 hereof.

     "B Mortgage" shall mean the mortgages and deeds of trust described on Exhibit D hereto, as the same may be supplemented, amended, restated or otherwise modified from time to time and any mortgage or deed of trust entered into in substitution therefor or replacement thereof.

     "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

     "Borrowing" means the total of Revolving Credit Loans made by the Banks to the Borrower on a single date. Borrowings of Revolving Credit Loans are made ratably from the Banks according to their Revolving Credit Commitments.

     "Borrowing Base" shall mean, as of any time it is to be determined, the sum (without duplication) of:

     (a)     85% of the amount of the Eligible Receivables of the Borrower and its Subsidiaries; plus

     (b)     65% of the lower of weighted average cost or market value (using the moving average cost method of inventory valuation applied by the Borrower in accordance with generally accepted accounting principles, consistently applied) of the Eligible Inventory of the Borrower and its Subsidiaries, provided that the aggregate amount included in the Borrowing Base pursuant to this subsection (b) shall not exceed $45,000,000 at any time; plus

     (c)     50% of the lower of cost or market value (using the moving average cost method of inventory valuation applied by the Borrower in accordance with generally accepted accounting principles, consistently applied) of the Eligible Spare Parts of the Borrower and its Subsidiaries, provided that the aggregate amount included in the Borrowing Base pursuant to this subsection (c) and subsection (d) shall not exceed $15,000,000 at any time; plus

     (d)     75% of the appraised orderly liquidation value (as shown on the appraisals thereof) of the Non-Principal Property (other than accounts, inventory and spare parts), provided that the aggregate amount included in the Borrowing Base pursuant to this subsection (d) and subsection (c) shall not exceed $15,000,000 at any time; plus

     (e)     $105,000,000 reduced by the aggregate amount of all reductions of the Revolving Credit Commitments made pursuant to Sections 3.5(b) and (c); minus

     (f)     $12,500,000 from the Effective Date through March 31, 2003, and $15,000,000 at all times thereafter;

provided that (x) the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to this Agreement and, if required by the Administrative Agent pursuant to any of the terms hereof or any Security Document, as verified by such other evidence required to be furnished to the Administrative Agent pursuant hereto or pursuant to any such Collateral Document, and (y) the amounts described in clauses (d) and (e) above shall be recalculated only upon the purchase or sale of Principal Properties or Non-Principal Properties, respectively.

     "Borrowing Base Report" shall mean a Borrowing Base Report in the form of Exhibit N hereto.

     "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois.

     "Capital Expenditures" means, for any period, capital expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with generally accepted accounting principles, consistently applied.

     "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Person and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

     "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease.

     "Change of Control" shall mean the occurrence, after the date hereof, of (i) any Person or two or more Persons acting in concert (but excluding Borrower's employees stock fund) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (ii) commencing after the date hereof, individuals who as of the date hereof were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

     "Class" shall mean (a) with respect to any Loan, its status as an A Loan or a B Loan, (b) with respect to any Collateral, its status as A Collateral or B Collateral, and (c) with respect to any Obligations, its status as being secured by the A Security Documents (which shall be "A Obligations") or the B Security Documents (which shall be "B Obligations").

     "Collateral" shall mean the collateral security provided to the Administrative Agent for the benefit of the Banks pursuant to this agreement and the Security Documents.

     "Commitment Percentage" shall have the meaning set forth in Section 1.1(b) hereof.

     "Compliance Certificate" shall mean a Compliance Certificate in the form of Exhibit H attached hereto.

     "Concentration Account" is defined in Section 7.24 hereof

     "Consolidated Net Tangible Assets" of the Borrower shall have the same meaning as such term is used in the Senior Note Indenture.

     "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

     (a)     all indebtedness, obligations and liabilities with respect to borrowed money;

     (b)     all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others or to purchase Property of others at the request or demand of any creditor of such Person;

     (c)     all reimbursement and other obligations with respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

     (d)     the aggregate amount of Capitalized Lease Obligations;

     (e)     all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such Person, whether or not the same would be classified as a liability on a balance sheet; and

     (f)     all indebtedness, obligations and liabilities representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

     "Determination Date" means each date on which Borrower (a) makes a payment of principal on outstanding B Loans, or (b) effects a Borrowing of B Loans.

     "Disposition" means the sale, lease, conveyance or other disposition of Property.

     "Domestic Subsidiary" means each Subsidiary that is not a Foreign Subsidiary.

     "EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount, without duplication, in respect of (a) Interest Expense for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its Subsidiaries, plus (d) other noncash charges deducted in the calculation of Net Income for such period, plus (e) severance payments in an amount not to exceed $850,000, plus (f) payments in an amount not to exceed $500,000 relating to fees and expenses incurred prior to the Effective Date in connection with proposed refinancing transactions, and plus (g) a write-down due to obsolescence of the Borrower's and its Subsidiaries' spare parts inventory in an amount not to exceed $500,000; provided, however, that EBITDA shall not include (i) any amounts attributable to the Borrower's or its Subsidiaries' interest in FMCL, Houston Ammonia Terminal, L.P. or FMCL LLC except to the extent received in cash by the Borrower or a Guarantor, or (ii) any gain or loss on any Disposition of all or any part of the Trinidad Interest.

     "ECF EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest expense for such period, plus (b) federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period of the books of such Person and its Subsidiaries, plus (d) other non cash charges deducted in the calculation of Net Income for such period; provided, however, that ECF EBITDA shall not include (i) any amounts attributable to the Borrower's and its Subsidiaries' interests in FMCL, Houston Ammonia Terminal, L.P. or FMCL LLC, except to the extent received in cash by the Borrower or a Guarantor, or (ii) gains or losses on the sale of assets.

     "Eligible Inventory" means all raw material (but excluding work-in-process) and finished goods inventory of the Borrower and its Subsidiaries which in each case the Administrative Agent, in its reasonable judgment, deems to be Eligible Inventory; provided that in no event shall inventory be deemed Eligible Inventory unless all representations and warranties set forth in the Security Documents with respect to such inventory are true and correct and such inventory:

     (a)     is an asset of the Borrower or any of its Subsidiaries to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority security interest in favor of the Administrative Agent for the benefit of the Banks, and is free and clear of any other liens and security interests;

     (b)     (i) is located in the United States at a location permitted by the A Security Agreement and within a jurisdiction in which the Administrative Agent's security interests have attached and are perfected by the filing of financing statements or (ii) is in transit to the Borrower or a Subsidiary from a supplier, is fully insured and the Administrative Agent is the loss payee on such insurance;

     (c)     if such Inventory consists of finished goods at locations which are leased or warehouses not owned by the Borrower or any of its Subsidiaries, (i) a landlord's or warehouseman's waiver satisfactory in form and substance to the Administrative Agent shall have been delivered to the Administrative Agent if the aggregate value of inventory at such location exceeds $500,000 or $3,000,000 for all such locations, (ii) any non-negotiable warehouse receipts or other non-negotiable documents for such inventory are issued in the name of the Borrower or a Subsidiary or, alternatively, designate the Administrative Agent directly or by endorsement as the only person to whom or to whose order the warehouseman is legally obligated to deliver such goods and (iii) any negotiable warehouse receipts or other negotiable documents for such inventory are in the possession of the Administrative Agent;

     (d)     is not damaged or returned or obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof; and

     (e)     it is not spare parts inventory.

     "Eligible Receivables" means all accounts receivable of the Borrower and its Subsidiaries which the Administrative Agent, in its reasonable judgment, deem to be Eligible Receivables; provided that in no event shall an account receivable be deemed an Eligible Receivable unless all representations and warranties set forth in the Security Documents with respect to such account receivable are true and correct and further provided that such account receivable:

     (a)     arises out of the sale by the Borrower or any of its Subsidiaries of raw materials or finished goods inventory delivered to and accepted by, or out of the rendition by the Borrower of services fully performed by the Borrower or any of its Subsidiaries and accepted by, the account debtor on such account receivable and such account receivable otherwise represents a final sale;

     (b)     the account debtor on such account receivable is either an Approved Foreign Account Debtor or principally located (as used in the Uniform Commercial Code) within the United States of America or, if such right has arisen out of the sale of such goods shipped to, or out of the rendition of services to, an account debtor located in any other country, such right is either (i) supported by insurance issued by the EXIM Bank or any other insurer acceptable to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent (which in any event shall insure not less than ninety percent (90%) of the face amount of such account receivable and shall be subject to such deductions as are acceptable to the Administrative Agent) or (ii) secured by a valid and irrevocable letter of credit pursuant to which any of the Borrower, any of its Subsidiaries or their respective transferee may draw on an issuer acceptable to the Administrative Agent for the full amount thereof;

     (c)     is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary, member, manager, director, officer or employee of the Borrower or any Subsidiary, (ii) is not an Affiliate of the Borrower or any Subsidiary unless such account debtor has executed and delivered to the Administrative Agent an agreement satisfactory in form and substance to the Administrative Agent waiving all rights of set-off, counterclaims, recoupment or other defenses with respect thereto, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Borrower or the relevant Subsidiary has complied with the Assignment of Claims Act or any similar state or local statute, as the case may be, to the satisfaction of the Administrative Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

     (d)     is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Administrative Agent;

     (e)     is an asset of the Borrower or a Subsidiary to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority security interest in favor of the Administrative Agent, and is free and clear of any other liens and security interests;

     (f)     is not subject to any offset, counterclaim or other defense with respect thereto (except to the extent deducted in calculating the eligible amount thereof) and, with respect to said account receivable or the contract or purchase order out of which the same arose, no surety bond was required or given in connection therewith;

     (g)     is not unpaid more than (i) 120 days from and after its invoice date, or (ii) 30 days after its original due date on terms up to 90 days;

     (h)     is not owed by an account debtor who is obligated on accounts receivable owed to the Borrower and its Subsidiaries more than 50% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (g) above unless the Administrative Agent has approved the continued eligibility thereof;

     (i)     would not cause the total accounts receivable owing from any one account debtor (excluding Approved Account Debtors) and its Affiliates to exceed 10% of all Eligible Receivables unless the Borrower has requested in writing that the Administrative Agent approve the continued eligibility thereof and the Administrative Agent has approved in writing the continued eligibility thereof;

     (j)     would not cause the total accounts receivable owing from any one account debtor and its Affiliate to exceed any credit limit established for purposes of determining eligibility hereunder by the Administrative Agent in its reasonable judgment for such account debtor and for which the Administrative Agent has given the Borrower at least five (5) Business Day's prior notice of the establishment of any such credit limit;

     (k)     does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, or any other repurchase or return basis; and

     (l)     it is evidenced by an invoice dated not more than five (5) Business Days after the shipment date.

     "Eligible Spare Parts" means all spare parts inventory (excluding capitalized spare parts) of the Borrower and its Subsidiaries which in each case the Administrative Agent, in its reasonable judgment, deems to be Eligible Spare Parts; provided that in no event shall spare parts inventory be deemed Eligible Spare Parts unless all representations and warranties set forth in the Security Documents with respect to such spare parts inventory are true and correct and such spare parts inventory:

     (a)     is an asset of the Borrower or any of its Subsidiaries to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority security interest in favor of the Administrative Agent for the benefit of the Banks, and is free and clear of any other liens and security interests;

     (b)     is located in the United States at a location permitted by the Security Agreement and within a jurisdiction in which the Administrative Agent's security interests have attached and are perfected by the filing of financing statements;

     (c)     if such spare parts are located at locations which are leased or warehouses not owned by the Borrower or any of its Subsidiaries, (i) a landlord's or warehouseman's waiver satisfactory in form and substance to the Administrative Agent shall have been delivered to the Administrative Agent if the aggregate value of spare parts at such location exceeds $500,000 or $3,000,000 for all such locations, (ii) any non-negotiable warehouse receipts or other non-negotiable documents for such spare parts are issued in the name of the Borrower or a Subsidiary or, alternatively, designate the Administrative Agent directly or by endorsement as the only person to whom or to whose order the warehouseman is legally obligated to deliver such spare parts and (iii) any negotiable warehouse receipts or other negotiable documents for such spare parts are in the possession of the Administrative Agent;

     (d)     is not held for sale or lease; and

     (e)     is not damaged or obsolete, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof.

     "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

     "Excess Cash Flow" means, for any fiscal year of the Borrower, an amount equal to the Borrower's ECF EBITDA for such fiscal year less (a) the sum of (i) Interest Expense actually paid in cash during such fiscal year, (ii) federal, state and local income taxes actually paid in cash during such fiscal year, (iii) all payments on long-term Debt (but excluding in any event all payments with respect to the Obligations) actually paid in cash during such fiscal year, and (iv) Capital Expenditures permitted hereunder that were actually made during such fiscal year, plus (b) tax refunds received prior to the Effective Date in excess of $14,800,000, plus (c) the amount of the net decrease in the amount of Borrower's and its Subsidiaries working capital during the period from June 30, 2002 to June 30, 2003, minus (d) the amount of the net increase in the amount of Borrower's and its Subsidiaries working capital during the period from June 30, 2002 to June 30, 2003.

     "Excluded Non-Principal Properties" means the properties described in Part 2 of Exhibit O.

     "Ex-Im Bank" means the Export-Import Bank of the United States.

     "Ex-Im Bank Indebtedness" means the Debt of FMCL to Ex-Im Bank outstanding on the date of this Agreement.

     "Farmland MissChem Project" means that certain anhydrous ammonia plant owned by FMCL in Trinidad.

     "Farmland MissChem Project Contingent Obligations" means the contingent obligations described on Exhibit J hereto.

     "Fed Funds Rate" shall have the meaning specified in Section 1.6(c) hereof.

     "FMCL" shall mean Farmland MissChem Limited, a Company incorporated under the Companies Ordinance, Chapter 31, No. 1 and continued under the Companies Act, Chapter 81:01 of the laws of the Republic of Trinidad and Tobago.

     "FMCL LLC" means FMCL, Limited Liability Company, a Delaware limited liability company.

     "Foreign Subsidiary" means MCHI, MissChem Barbados, SRL, MissChem Trinidad Limited and each other Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America, and (c) has substantially all of its assets outside of the United States of America.

     "Guarantor" means any Person that is at any time a guarantor under any Guaranty.

     "Guaranty" means the Restated Guaranty, the MCHI Guaranty and other guaranty agreements in form and substance acceptable to the Administrative Agent pursuant to which any Person guaranties the payment and performance of any or all of the Obligations, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Harris" shall have the meaning specified in the first paragraph of this Agreement.

     "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

     "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower or any Subsidiary now has or hereafter acquires any right.

     "L/C" shall have the meaning set forth in Section 1.4 hereof.

     "L/C Agreement" shall have the meaning set forth in Section 1.4 hereof.

     "L/C Administrative Fee" has the meaning specified in Section 1.4(a) hereof.

     "L/C Issuance Fee" has the meaning specified in Section 1.4(a) hereof.

     "L/C Participation Fee" shall have the meaning specified in Section 1.4(a) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" shall mean Revolving Credit Loans and Swingline Loans, and each of them singly.

     "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreements, the Guaranties and the Security Documents.

     "MCHI" shall mean Mississippi Chemical Holdings, Inc., a British Virgin Islands corporation.

     "MCHI Guaranty" means the Guaranty Agreement dated as of November 15, 2002, from MCHI to the Administrative Agent and the Banks, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Mortgages" shall mean the A Mortgages and the B Mortgages.

     "Mortgaged Property" shall mean any Principal Property or Non-Principal Property consisting of real estate that is required to be mortgaged in favor of the Administrative Agent pursuant to Section 2.2 hereof.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, including reasonable investment banking fees, reasonable legal and accounting fees and other reasonable fees and expenses, (ii) sale, use or other transactional taxes and income taxes paid or payable by such Person or any Person with respect to which such Person files a consolidated return as a direct result of such Disposition (after giving effect to any available deductions, credits, carry forwards, carry backs or other items which would reduce any actual tax payable), and (iii) any amounts representing insurance or condemnation proceeds to be utilized by Borrower or its Subsidiaries to repair, rebuild or replace any property subject to a casualty or condemnation as and to the extent permitted by the Security Documents, and (b) with respect to any offering of equity securities of a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

     "Net Income" means, for any Person and with reference to any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any items of extraordinary gain or loss.

     "Non-Principal Properties" shall mean all Property of the Borrower and its Subsidiaries that is not part of the Principal Properties, including but not limited to the Property listed on Part 1 of Exhibit O hereto, but excluding the Property listed on Part 2 of Exhibit O hereto.

     "Note" and "Notes" shall have the meanings specified in Section 3.1 hereof.

     "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan covering any officers or employees of a Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

     "Pledge Agreement" means the Pledge Agreement dated as of February 24, 2000, from the Borrower, Mississippi Nitrogen, Inc. and Mississippi Chemical Management Company to the Administrative Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Potential Default" shall mean any event or condition specified in Section 8.1 hereof which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

     "Principal Properties" shall have the meaning specified in the Senior Note Indenture.

     "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

     "Receivables" shall mean the Borrower's and its Subsidiaries' accounts receivable arising from the sale of goods or the provision of services in the ordinary course of business.

     "Reimbursement Obligations" has the meaning specified in Section 1.5 hereof.

     "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property to the extent such termination or surrender occurs during the relevant period) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

     "Required Banks" shall mean any Bank or Banks which in the aggregate have more than 50% of the Revolving Credit Commitments or, if at the time no Revolving Credit Commitments are in effect, any Bank or Banks which in the aggregate hold more than 50% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations then outstanding.

     "Restated Guaranty" means the Amended and Restated Guaranty Agreement dated as of November 15, 2002, from the Borrower's Domestic Subsidiaries to the Administrative Agent and the Banks, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

     "Restricted Payments" shall have the meaning specified in Section 7.8 hereof.

     "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

     "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

     "Revolving Credit Obligations" shall have the meaning specified in Section 1.1(a) hereof.

     "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 3.1 hereof.

     "Security Documents" shall mean the Mortgages, the Aircraft Security Agreement, the A Security Agreement, the Pledge Agreement, and any and all other security agreements, mortgages, deeds of trust, deeds of secured debt, pledge agreements, assignments, financing statements, and other instruments or documents at any time delivered to the Administrative Agent or any Bank to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Loan Documents.

     "Senior Note Indenture" shall mean the Indenture dated as of November 25, 1997, as amended, between the Borrower and Trustmark National Bank, as successor Trustee.

     "Senior Notes" shall mean the Borrower's 7.25% Senior Notes due 2017 in the original aggregate principal amount of $200,000,000, and Borrower's Senior Notes to be hereafter issued in the original aggregate principal amount of up to $100,000,000, to be governed by the same Senior Note Indenture.

     "Subsidiary" shall mean, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries.

     "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

     "Total Outstandings" shall mean the aggregate principal amount of all Loans plus the aggregate principal amount of all unpaid Reimbursement Obligations plus the maximum amount available to be drawn under all L/Cs outstanding under this Agreement.

     "Trinidad Interest" shall mean (a) the capital stock or other equity interests of the Borrower or its Subsidiaries in MCHI, MissChem (Barbados) SRL, MissChem Trinidad Limited, FMCL, and/or any other Person that at any time owns an equity interest in any of the foregoing, and (b) any interest, direct or indirect, of the Borrower or its Subsidiaries in any rights or Property of FMCL.

     Section 4.2.     Accounting Terms. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with generally accepted accounting principles, consistently applied. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Banks as follows:

     Section 5.1.     Organization and Qualification; Non-Contravention. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower of any of the matters or things provided for in the Loan Documents, contravene any provision of law or any charter or by-law provision or any material covenant, indenture or agreement of or affecting the Borrower or its Properties.

     Section 5.2.     Financial Reports. The Borrower has heretofore delivered to each Bank a copy of the annual audit report as of June 30, 2002, and the accompanying financial statements of the Borrower and its Subsidiaries and unaudited financial statements of the Borrower and its Subsidiaries as of, and for the interim period ending September 30, 2002. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and subject to normal year-end audit adjustments with respect to such unaudited statements) on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of September 30, 2002, there has been no event which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries taken as a whole.

     Section 5.3.     Litigation; Tax Returns; Approvals. Except as disclosed on Schedule 5.3 hereto, there is no litigation, labor controversy, governmental proceeding or investigation pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which could reasonably be expected to result in any material adverse change in the Properties, business, operations or prospects of the Borrower and its Subsidiaries taken as a whole. All federal, state and local income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to the Borrower's knowledge, material threatened objections to or controversies in respect of the United States federal, state or local income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents to which it is a party, except such as have been previously obtained or where the failure to obtain such authorization, consent, license, exemption or make such filing or registration would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

     Section 5.4.     Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock (other than the Borrower's common stock) or to extend credit to others for such a purpose.

     Section 5.5.     No Default. The Borrower is in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

     Section 5.6.     ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     Section 5.7.     Debt and Security Interests. The Borrower and its Subsidiaries have no Debt except Debt permitted by Section 7.10 hereof, and there are no Liens on any of the assets or Property of the Borrower or any Subsidiary except for those permitted by Section 7.9 hereof.

     Section 5.8.     Subsidiaries. The Borrower's only Subsidiaries as of the date hereof are identified on Exhibit G hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation or formation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of the Borrower and its Subsidiaries taken as a whole.

     Section 5.9.     Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     Section 5.10.     Enforceability. This Agreement is and the other Loan Documents to which the Borrower is a party are the legal, valid and binding agreements of the Borrower, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

     Section 5.11.     Restrictive Agreements. The Borrower is not a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, or would materially and adversely affect the Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or the Agent's rights under the Loan Documents to which the Borrower is a party.

     Section 5.12.     No Violation of Law. Neither the Borrower nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

     Section 5.13.     No Default Under Other Agreements. Neither the Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

     Section 5.14.     Status Under Certain Laws. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.15.     Pari Passu. All payment obligations of the Borrower arising under or pursuant to this Agreement and the Notes will at all times rank pari passu with or senior (to the extent of the Collateral) to the Borrower's indebtedness evidenced by the Senior Notes.

     Section 5.16.     Organization and Qualification of the Guarantors. Each Guarantor is a corporation, limited liability company or limited partnership duly organized and existing and in good standing under the laws of its jurisdiction of incorporation or organization, has full and adequate corporate or company power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualification except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of such Guarantor, has full right and authority to enter into the Guaranty, to guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Banks under the Loan Documents pursuant to the Guaranty and to perform each and all of the matters and things therein provided for; and the Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for in the Guaranty, contravene any provision of law or any provision of any Guarantor's articles of incorporation, articles of organization, by-laws or operating agreement or any covenant, indenture or agreement of or affecting any Guarantor or its Properties.

SECTION 6.     CONDITIONS PRECEDENT.

     The obligation of the Banks or the Administrative Agent to amend and restate the Original Credit Agreement pursuant hereto and make any Loan pursuant hereto shall be subject to the following conditions precedent:

     Section 6.1.     Amendment and Restatement. Prior to the amendment and restatement of the Original Credit Agreement pursuant hereto, the following conditions precedent shall have been satisfied:

     (a)     the Borrower, the Administrative Agent and all of the Banks shall have executed and delivered this Agreement;

     (b)     the Borrower shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

     (i)     the Notes (one for each Bank);

     (ii)     the Restated Guaranty;

     (iii)     the MCHI Guaranty;

     (iv)     a supplement or amendment to the A Security Agreement, the Aircraft Security Agreement, the Pledge Agreement and each Mortgage, in each case acceptable in form and substance to the Administrative Agent;

     (v)     an endorsement to each of the title insurance policies insuring the Mortgages, insuring the lien of each Mortgage as supplemented and amended pursuant to the supplement or amendment described in clause (iv) above and otherwise acceptable in form and substance to the Administrative Agent;

     (vi)     an opinion of the Vice President and General Counsel of the Borrower and the Domestic Guarantors, in the form of Exhibit E hereto;

     (vii)     an opinion of Lex Caribbean, counsel to MCHI, in the form of Exhibit F hereto;

     (viii)     an opinion of Vinson & Elkins, LLP in the form of Exhibit I hereto;

     (ix)     to the extent available, a Phase I, Phase II or Phase III environmental assessment of each of the Mortgaged Properties showing no condition that is not acceptable to the Administrative Agent;

     (x)     good standing certificates for the Borrower issued by the states of Louisiana, New Mexico and Mississippi, as applicable, and good standing certificates for each Guarantor issued by the states of their organization, issued not more than 30 days before the date of this Agreement;

     (xi)     copies of the Articles of Incorporation (or equivalent documents for non-corporate and foreign entities), and all amendments thereto, of the Borrower and each Guarantor, certified by the Secretary of State of its state (or other jurisdiction) of incorporation or organization not more than 30 days before the date of this Agreement;

     (xii)     copies of the By-Laws (or equivalent documents for non-corporate and foreign entities), and all amendments thereto, of the Borrower and each Guarantor, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of the Borrower or such Guarantor;

     (xiii)     copies, certified as true, correct and complete by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors (or equivalent body) of the Borrower and each Guarantor and satisfactory in form and substance to the Administrative Agent;

     (xiv)     an incumbency and signature certificate for the Borrower and each Guarantor satisfactory in form and substance to the Administrative Agent;

     (xv)     copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Administrative Agent may reasonably request; and

     (xvi)     a Borrowing Base Certificate showing the calculation of the Borrowing Base as of October 31, 2002;

     (c)     the Administrative Agent shall have received all fees payable to it and to the Banks in connection with the execution and delivery of this Agreement and the transactions contemplated hereby;

     (d)     the Administrative Agent shall have received evidence of insurance required by Section 7.3 hereof;

     (e)     no event of default shall have occurred and be continuing under the Senior Note Indenture;

     (f)     the Borrower shall have reimbursed the Administrative Agent for all fees and expenses incurred by it, including the fees and expenses of Chapman and Cutler and FTI Consulting (formerly PWC), in connection with the Original Credit Agreement and the amendment and restatement thereof pursuant to this Agreement and the transactions contemplated hereby; and

     (g)     the Administrative Agent's Liens in the Collateral shall have been perfected in a manner satisfactory to it.

     Section 6.2.     Each Extension of Credit. As of the time of the making of each Loan hereunder (including the initial Loan):

     (a)     each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof;

     (b)     the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

     (c)     with respect to each Loan requested by the Borrower, the aggregate amount of the Total Outstandings shall not exceed the lesser of the Borrowing Base, as most recently computed, and the Revolving Credit Commitments then in effect;

     (d)     immediately after giving effect thereto, not more than 25% of the value of the Borrower's and its Subsidiaries' assets that are subject to Sections 7.9 and 7.12 hereof shall constitute margin stock (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System);

     (e)     with respect to each Swingline Loan requested by the Borrower, the aggregate principal amount of all Swingline Loans outstanding after giving effect to the requested Swingline Loans shall not exceed $15,000,000; and

     (f)     with respect to each B Loan requested by the Borrower, the aggregate principal amount of all B Loans outstanding after giving effect to the requested B Loan shall not exceed an amount equal to the difference between (x) 15% of the Borrower's Consolidated Net Tangible Assets as shown on the calculation thereof in the form of Exhibit P attached hereto delivered to the Administrative Agent by the Borrower in connection with the request for such B Loan and (y) the B Loan Availability Reserve;

and the request by the Borrower for any Loan pursuant hereto shall be and constitute a warranty to the foregoing effects.

SECTION 7.     COVENANTS.

     It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 7.1.     Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

     Section 7.2.     Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

     Section 7.3.     Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which the Borrower or such Subsidiary operates. The Borrower shall provide the Administrative Agent with evidence of insurance maintained by it upon the Administrative Agent's request.

     Section 7.4.     Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Bank:

     (a)     as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of the Borrower a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for the Borrower and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

     (b)     as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets and statements of income for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, prepared and certified by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent and copies of unaudited consolidating balance sheets and statements of income for the Borrower and its Subsidiaries;

     (c)     together with the financial statements required by (a) and (b) above, a Compliance Certificate in the form of Exhibit H attached hereto, prepared and signed by the President or Chief Financial Officer of the Borrower;

     (d)     promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10-K annual report, including financial statements audited by KPMG, LLP or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Banks, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Borrower with the Securities and Exchange Commission;

     (e)     promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (f)     on the third (3rd) Business Day of each week, commencing with the week ended November 23, 2002, a Borrowing Base Report setting forth the computation of the Borrowing Base as of the last Business Day of the preceding week, together with such other information as such certificate requires, certified as correct by the chief financial officer of the Borrower (it being agreed that the Borrower may elect to deliver a Borrowing Base Report more frequently than required by this Section 7.4(f));

     (g)     as soon as available, and in any event within 20 days after the end of each month that is not the last month of a fiscal quarter of the Borrower, commencing with the month ending October 31, 2002, a copy of the consolidated and consolidating balance sheets and income statements and consolidated cash flow statements of the Borrower and its Subsidiaries for such month and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

     (h)     as soon as available, and in any event within twenty (20) days after the end of each month, commencing with the month ending October 31, 2002, an accounts receivable and accounts payable aging, an accounts receivable concentration and reconciliation report, an inventory report (broken down by category) and such other information and reports as the Administrative Agent may reasonably request, each as of the close of such period and in reasonable detail prepared by the Borrower and certified to by the chief financial officer of the Borrower; and

     (i)     as soon as available and in any event within twenty (20) days after the end of each month, commencing with the month ending July 31, 2003, a capital expenditures report showing in reasonable detail the nature and amount of al Capital Expenditures made during the 12 months ended as of the date of such report, certified by the chief financial officer of the Borrower.

     Section 7.5.     Inspection. The Borrower shall, and shall cause each Subsidiary to, permit each of the Banks, by their representatives and Administrative Agents, to inspect any of the Properties, corporate books and financial records of the Borrower, and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Required Banks may reasonably request. The Borrower shall pay the reasonable costs and expenses of the Administrative Agent in connection with any inspection of the Borrower's and its Subsidiaries' books and records.

     Section 7.6.     Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, except that any Subsidiary may be merged or consolidated with or into: (a) the Borrower, if the Borrower should be the continuing or surviving corporation, or (b) any other Subsidiary.

     Section 7.7.     Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of, and pursuant to the reasonable requirements of, the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower, provided that the Borrower may continue to engage in the following practices: (i) allocation of overhead expenses among the Borrower and its Subsidiaries, (ii) special product pricing among the Borrower and one or more Subsidiaries and Mississippi Chemical Company, L.P., and (iii) the floor price provision of the ammonia purchase agreements between the Borrower and FMCL.

     Section 7.8.     Dividends and Certain Other Restricted Payments. The Borrower will not (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock (collectively, "Restricted Payments").

     Section 7.9.     Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any Lien (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

     (a)     Liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

     (b)     the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower or any Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

     (c)     Liens existing on the date hereof and disclosed in the audited financial statements referred to in Section 5.2 hereof;

     (d)     Liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

     (e)     Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles, consistently applied;

     (f)     minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

     (g)     the interests of lessors under Capitalized Leases;

     (h)     Liens securing the Borrower's and its Subsidiaries' indebtedness, obligations and liabilities in connection with industrial revenue bonds issued for their account which are permitted by Section 7.10(b), provided such Liens attach only to the Property financed by such industrial revenue bonds;

     (i)     Liens upon tangible personal property acquired after the date hereof (by purchase, construction or otherwise), or upon other Property acquired after the date hereof as a capital expenditure, by the Borrower or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Borrower or any of its Subsidiaries other than the Property so acquired, and (ii) the principal amount of indebtedness secured by any such Lien shall not exceed the fair market value of such Property at the time of acquisition, and (C) the aggregate principal amount of all indebtedness secured by such Liens shall not at any one time exceed $5,000,000;

     (j)     Liens in the Collateral granted to the Administrative Agent for the benefit of the Banks pursuant to Section 2 hereof and;

     (k)     Liens granted pursuant to the Deed of Charge (Shares and Securities) dated as of November 10, 1998, among J.P. Morgan Chase Bank, a collateral trustee, the Borrower, and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and FMCL.

     Section 7.10.     Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

     (a)     indebtedness of the Borrower and its subsidiaries arising under or pursuant to this Agreement or the other Loan Documents;

     (b)     indebtedness of the Borrower or the Borrower's Subsidiaries relating to industrial revenue bonds issued for their account, and any indebtedness issued or incurred to refinance such indebtedness, provided that the aggregate principal amount of all such indebtedness shall not exceed $14,500,000 at any time;

     (c)     the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

     (d)     indebtedness of the Borrower and its Subsidiaries existing on the date hereof and disclosed to the Banks in the financial statements referred to in Section 5.2 hereof, and any indebtedness issued or incurred to refinance any of the foregoing permitted indebtedness, provided that the principal amount of such refinancing indebtedness does not exceed the principal amount of the indebtedness being refinanced;

     (e)     the liability of the Borrower with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit J hereto;

     (f)     indebtedness of the Borrower evidenced by the Senior Notes;

     (g)     indebtedness for borrowed money or Capitalized Lease Obligations of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.10; provided that the aggregate principal amount of all such indebtedness of the Borrower's Subsidiaries permitted hereby shall not exceed $5,000,000 at any time;

     (h)     the indebtedness of any Subsidiary to the Borrower or any other Subsidiary; and

     (i)     indebtedness of the Borrower to Amsouth Bank in an aggregate principal amount not to exceed $5,000,000 outstanding at any time.

     Section 7.11.     Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

     (a)     investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

     (b)     investments in commercial paper rated either P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

     (c)     investments in certificates of deposit issued by any United States commercial bank or a branch located in the United States of a foreign commercial bank in each case having capital and surplus of not less than $500,000,000 which have a maturity of one year or less;

     (d)     investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

     (e)     investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and (d) above;

     (f)     marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof; provided that such obligations are rated in either of the two top rating categories established by the national rating agencies for such obligations;

     (g)     marketable corporate debt securities having an A credit rating or better by Standard & Poor's Corporation or Moody's Investors Service;

     (h)     investments shown on the financial statements referred to in Section 5.2;

     (i)     investments by the Borrower or any Subsidiary in, and loans and advances from the Borrower or any Subsidiary to, any Subsidiary;

     (j)     investments in or loans to Farmland MissChem Ltd. in connection with the Farmland MissChem Project in an aggregate amount not exceeding $100,000,000 at any one time outstanding;

     (k)     loans and advances to employees in the ordinary course of business, provided the aggregate principal amount of all such loans and advances made by the Borrower's Subsidiaries shall not exceed $500,000 at any time; and

     (l)     additional investments made subsequent to the Effective Date in an aggregate amount not exceeding $2,500,000.

     Section 7.12.     Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or any part of its Property to any other Person during each fiscal year of the Borrower; provided, however, that the Borrower and its Subsidiaries may make:

     (a)     sales of its Inventory in the ordinary course of business;

     (b)     sales or leases of its machinery and equipment that is obsolete, unusable or not needed for the Borrower's or such Subsidiary's operations in the ordinary course of its business;

     (c)     sales of precious metals used as catalysts sold and replaced with similar precious metals in the ordinary course of business; and

     (d)     sales for cash of Non-Principal Properties (other than spare parts) producing Net Cash Proceeds of not more than $20,000,000.

     Section 7.13.     Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within five (5) days after the Borrower learns of the following, give written notice to the Banks of (a) any material proceeding(s) being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise of the Borrower and (c) the occurrence of any Potential Default or Event of Default.

     Section 7.14.     ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Administrative Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

     Section 7.15.     Use of Proceeds. The Borrower shall use the proceeds of the Loans made hereunder and of all L/C's issued hereby for capital expenditures, providing for ongoing working capital needs and for other corporate purposes permitted by this Agreement.

     Section 7.16.     Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, such compliance to include (without limitation) the maintenance and preservation of its corporate or partnership existence and qualification as a foreign corporation or partnership.

     Section 7.17.     Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

     Section 7.18.     Fiscal Quarters. The Borrower shall not change its fiscal quarters.

     Section 7.19.     New Subsidiaries. Neither the Borrower nor any Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit G attached hereto.

     Section 7.20.     Minimum EBITDA. The Borrower will, as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 2002, have EBITDA in an amount not less than (a) $0.01 for the fiscal quarter ending September 30, 2002, (b) $2,000,000 for the two fiscal quarters ending December 31, 2002, (c) $10,000,000 for the three fiscal quarters ending March 31, 2003, and (d) $26,000,000 for the fiscal year ending June 30, 2003.

     Section 7.21.     Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures (inclusive of such expenditures on the U.S. government nitrogen tetroxide project but excluding reimbursement from the U.S. government for such expenditures and exclusive of Capital Expenditures made with the proceeds of insurance) in an aggregate amount for the Borrower and its Subsidiaries in excess of (a) during the Borrower's fiscal year ending June 30, 2003, $23,500,000 and (b) during any period of twelve (12) consecutive months ending on the last day of any month (commencing July 31, 2003), $23,500,000.

     Section 7.22.     Operating Leases. The Borrower will not, and will not permit any Subsidiary to, enter into any rental agreement or lease as lessee of real or personal property, which is not a Capitalized Lease if the aggregate of Rentals payable in any fiscal year under all such rental agreements or leases would exceed $4,500,000.

     Section 7.23.     No Restrictions on Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (or the Borrower, in the case of subsection (e) of this Section) to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (b) pay any indebtedness owed to the Borrower or any other Subsidiary; (c) make loans or advances to the Borrower or any other Subsidiary; (d) transfer any of its Property or assets to the Borrower or any other Subsidiary; or (e) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.23 (but shall apply to any extension or renewal of, or any amendment or modification which extension, renewal, amendment or modification expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) clause (d) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     Section 7.24.     Collateral Proceeds. The Borrower agrees to make, and to cause each of its Subsidiaries to make, such arrangements as shall be necessary or appropriate to assure (through the use of one or more lockboxes under the sole control of the Administrative Agent) that all proceeds of the A Collateral are deposited (in the same form as received) in one or more remittance accounts at least one of which is maintained with the Administrative Agent but the others of which may be maintained with any commercial bank acceptable to the Administrative Agent if and so long as it remains under the control of the Administrative Agent, each such account to constitute a special restricted account (each such special restricted account with a commercial bank other than the Administrative Agent to be referred to hereinafter as a "Blocked Account" and the special restricted account maintained with the Administrative Agent to be referred to herein as the "Concentration Account"). Each commercial bank at which a Blocked Account is maintained must provide its written acknowledgement and agreement in form and substance reasonably satisfactory to the Administrative Agent that funds deposited in such Blocked Account represent proceeds of the A Collateral, that such commercial bank agrees to hold such funds as the Administrative Agent's bailee subject to the Administrative Agent's direction and control and that such commercial bank agrees to wire transfer or ACH transfer to the Concentration Account on a daily basis all amounts on deposit in the Blocked Account as and when such commercial bank deems such amounts to constitute collected funds in accordance with its customary practices regarding funds availability. Any proceeds of A Collateral received by the Borrower or any of its Subsidiaries shall be held by the Borrower or such Subsidiary in trust for the Administrative Agent and the Banks in the same form in which received, shall not be commingled with any assets of the Borrower or its Subsidiaries, and shall be delivered immediately to the Administrative Agent (together with any necessary endorsements thereto) for deposit into the Concentration Account. The Borrower, for itself and its Subsidiaries, acknowledges that the Administrative Agent has (and is hereby granted to the extent it does not already have) a lien and security interest on the Blocked Accounts and Concentration Account and all funds contained therein for the ratable benefit of the Banks to secure the Obligations of the Borrower and its Subsidiaries specified in the A Security Documents. No amounts deposited in the Blocked Accounts or Concentration Account shall be released to the Borrower or any Subsidiary, but shall instead be applied to, or otherwise held as collateral security for, the outstanding Obligations of the Borrower and its Subsidiaries specified in the A Security Documents as set forth in Section 3 hereof, it being understood and agreed that the Borrower notwithstanding such application shall have the right to obtain additional Loans and L/Cs under this Agreement subject to the terms and conditions hereof.

     Section 7.25.     Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Subsidiaries granted to the Administrative Agent pursuant to the Security Documents, (b) the issuance, sale, and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 7.6 above.

     Section 7.26.     Marketing of Trinidad Interest. The Borrower shall actively and continuously market its interest in FMCL and shall, on or before December 5, 2002, engage UBS Warburg, Credit Suisse First Boston or another investment banker or other independent professional reasonably acceptable to the Administrative Agent and the Required Banks to actively and continuously act on the Borrower's behalf in this regard.

     Section 7.27.     Post-Closing Matters. No later than December 15, 2002, (a) the Borrower shall deliver to the Administrative Agent Phase I environmental assessments for any of the properties subject to the Mortgages which were not available on the Effective Date, and (b) the Administrative Agent shall perform a field audit of the Collateral.

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1.     Definitions. Any one or more of the following shall constitute an Event of Default:

     (a)     Default in the payment when due of (i) any principal of any Loan or any Reimbursement Obligation (ii) any interest on any Loan or any Reimbursement Obligation which continues unremedied for 5 Business Days, whether at the stated maturity thereof or at any other time provided in this Agreement, or default in the payment when due of any fee or other amount payable by the Borrower pursuant to this Agreement, which continues unremedied for 5 Business Days;

     (b)     Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.15, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23, 7.24 or 7.25 hereof or any provisions of any Security Documents requiring the maintenance of insurance on the Collateral subject thereto as dealing with the use or remittance of proceeds of Collateral;

     (c)     Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrower by any Bank;

     (d)     Default shall occur under any evidence of Debt in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

     (e)     Any representation or warranty made by the Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

     (f)     Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

     (g)     Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

     (h)     The Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof;

     (i)     A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Borrower or any Subsidiary of the Borrower or any substantial part of its respective Property, or a proceeding described in Section 8.1(i)(v) shall be instituted against the Borrower or any Subsidiary of the Borrower and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 90 days;

     (j)     a Change of Control shall occur; or

     (k)     Any Guarantor shall disavow, repudiate, breach or purport to terminate any of its obligations under the Guaranty to which it is a party or any part thereof, or the Guaranty or any part thereof shall not be valid and binding for any reason upon any Guarantor, or any of the events described in subsections (h) and (i) of this Section 8.1 shall occur with respect to any Guarantor or its Property; or

     (l)     The Borrower or any Subsidiary shall disavow, repudiate, breach or purport to terminate any of its obligations under any of the Security Documents to which it is a party or any part thereof, or any lien or security interest granted or created pursuant to any Security Document or any provision thereof shall not be valid and enforceable for any reason (other than any action or inaction by the Administrative Agent or any Bank or to assert and enforce Section 3.6(f) hereof) upon any party thereto.

     Section 8.2.     Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of Section 8.1 hereof, has occurred and is continuing, the Administrative Agent, if directed by the Required Banks, shall give written notice to the Borrower and take any or all of the following actions: (a) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Loans of any Class and Reimbursement Obligations to be forthwith due and payable and thereupon such Loans and Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts or investments maintained by the Borrower with any of the Banks.

     Section 8.3.     Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Loans of both Classes and Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 8.4.     L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Borrower shall immediately pay to the Administrative Agent for the benefit of the Banks the full aggregate amount of all outstanding L/Cs issued for the Borrower's account hereunder. The Administrative Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Borrower to the Banks under the Loan Documents. The amount paid under any of the L/Cs for which the Borrower has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 1.3(b) hereof.

SECTION 9.     THE AGENT.

     Section 9.1.     Appointment and Powers. Harris is hereby appointed by the Banks as Administrative Agent under the Loan Documents and each of the Banks hereby irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Bank. The Administrative Agent agrees to act as such upon the express conditions contained in the Loan Documents.

     Section 9.2.     Powers. The Administrative Agents shall have and may exercise such powers hereunder as are specifically delegated to the Agents by the terms of the Loan Documents, together with such powers as are incidental thereto. The Administrative Agent shall have no implied duties to the Banks nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     Section 9.3.     General Immunity. Neither the Administrative Agent nor any of Administrative Agent's directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

     Section 9.4.     No Responsibility for Loans, Recitals, etc. The Administrative Agent shall not (a) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (b) be responsible for any Loans by any other Bank hereunder, or (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents. In addition, neither the Administrative Agent nor the Administrative Agent's counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

     Section 9.5.     Right to Indemnity. The Banks hereby indemnify the Administrative Agent for any actions taken in accordance with this Section 10, and the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of the Administrative Agent's gross negligence or willful misconduct.

     Section 9.6.     Action Upon Instructions of Banks. The Administrative Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within the Administrative Agent's rights, duties, powers or discretion. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or all of the Banks, as applicable), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

     Section 9.7.     Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Administrative Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

     Section 9.8.     Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Administrative Agent.

     Section 9.9.     May Treat Payee as Owner. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

     Section 9.10.     Agents Reimbursement. Each Bank agrees to reimburse the Administrative Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for inspections) not reimbursed by the Borrower (a) for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents and (b) for any other reasonable expenses incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

     Section 9.11.     Rights as a Bank. With respect to its commitment, Loans made by it, L/Cs issued by it, and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity to the extent, if any, of its Revolving Credit Commitment. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not the Administrative Agent.

     Section 9.12.     Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 9.13.     Resignation of Agent. Subject to the appointment of a successor Agent, the Administrative Agent may resign as the Administrative Agent for the Banks under this Agreement and the other Loan Documents at any time by thirty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Administrative Agent, subject to the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed), who shall be entitled to all of the rights of, and vested with the same powers as, the original Administrative Agent under the Loan Documents. In the event a successor Administrative Agent shall not have been appointed within the sixty day period following the giving of notice by the Administrative Agent, the Administrative Agent may appoint its own successor. Resignation by the Administrative Agent shall not affect or impair the rights of the Administrative Agent under Sections 9.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Administrative Agent must be either a Bank or a national banking association or a bank chartered in any State of the United States, in each case having capital and surplus of not less than $500,000,000.

     Section 9.14.     Duration of Agency. The agency established by Section 9.1 hereof shall continue, and Sections 9.1 through and including this Section 9.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrower shall have terminated or expired.

     Section 9.15.     Authorization to Release Liens and Limit Amount of Certain Claims. The Administrative Agent is hereby irrevocably authorized by each of the Banks to release any Lien covering any Property of the Borrower or any Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1 of this Agreement. The Administrative Agent is further irrevocably authorized by each of the Banks to reduce or limit the amount of the Obligations secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar taxes.

     Section 9.16.     Authorization to Execute Amendments. The Administrative Agent may execute and deliver on behalf of the Bank amendments to the Security Agreement, Pledge Agreement and Aircraft Security Agreement in the forms attached as Exhibits K, L and M, respectively, and such amendments to the Mortgages as the Administrative Agent may deem appropriate to reflect this Agreement.

SECTION 10.     MISCELLANEOUS.

     Section 10.1.     Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement and the other Loan Documents may be amended only by a written amendment executed by the Borrower, the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes or Obligations are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C at a time that the Borrower would not be able to obtain a Loan or L/C hereunder or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (b) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this Section 10.1, (e) change the amount or term of any of the Banks' Revolving Credit Commitments or the fees required under Section 3.2 or the L/C Participation Fee required under Section 1.4(a) hereof, (f) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (g) release any Guarantor from its obligations under the Guaranty to which it is a party except in connection with the Disposition of such Guarantor in a Disposition permitted by this Agreement or approved by the Required Banks, or (h) release all or substantially all of the Collateral (provided that no Bank's consent shall be required in connection with the release of the Administrative Agent's Liens on any Collateral sold in a Disposition permitted by this Agreement or approved by the Required Banks). Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

     Section 10.2.     Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 10.3.     Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Administrative Agent on the principal of Loans and Reimbursement Obligations hereunder, shall be distributed by the Administrative Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

     Section 10.4.     Non-Business Day. If any payment of principal or interest on any Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

     Section 10.5.     Documentary Taxes. The Borrower agrees to pay any documentary or similar taxes with respect to the Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 10.6.     Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

     Section 10.7.     Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 3 Business Days after the date when deposited in the United States mail addressed if to the Borrower to P.O. Box 388, Yazoo City, Mississippi,  39194, Attention: Corporate Secretary; if to the Administrative Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 10.7.

     Section 10.8.     Costs and Expenses; Indemnity. (a) The Borrower agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Administrative Agent (such fees and expenses of such special counsel shall not exceed the amount previously agreed to by the Borrower and the Administrative Agent); all reasonable costs and expenses of the Administrative Agent, the Banks and any other holder of any Note or any Reimbursement Obligation (including reasonable attorneys' fees) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the Administrative Agent in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred by the Administrative Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement, the Notes, the other Loan Documents and the other instruments and documents to be delivered hereunder. The Borrower agrees to indemnify and save harmless the Banks and the Administrative Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Banks or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Administrative Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

     (b)     Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenant not to sue for any claim for contribution against, the Agent or any Bank for any damages, reasonable costs, loss or reasonable expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     (c)     The provisions of this Section 10.8 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Revolving Credit Commitments hereunder.

     Section 10.9.     Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Administrative Agent.

     Section 10.10.     Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of the Banks.

     Section 10.11.     No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

     Section 10.12.     Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

     Section 10.13.     Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

     Section 10.14.     Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to all the Banks. Nothing contained in, permitted by or required under this Section 10.14 shall permit a violation of Section 3.6(f).

     Section 10.15.     Jurisdiction; Venue; Waiver of Jury Trial. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS COURT SITTING IN CHICAGO FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 10.16.     Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Reimbursement Obligations, participations in L/Cs and Revolving Credit Commitment held, by such Bank at any time and from time to time, and to assign its rights under such Reimbursement Obligations, participations, Loans or the Notes evidencing such Loans to one or more other Persons; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.16, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.9 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

     Section 10.17.     Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the written consent of the Administrative Agent (which consent will not be unreasonably withheld) to assign all or any part of its Revolving Credit Commitment to one or more other Persons; provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) unless both parties to the assignment are Banks immediately prior to giving effect to the assignment, the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of such assignment) shall not be less than $5,000,000 (or if less, the entire amount of such Bank's Revolving Credit Commitment, or $1,000,000 if such assignment is from one Bank to another) and shall be an integral multiple of $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an assignment and acceptance, together with any Notes subject to such assignment, and (iv)  the consent of the Administrative Agent shall not be required for any Bank to assign all or part of its Revolving Credit Commitment to any affiliate of the assigning Bank or to any Bank; provided further, however, that each such assigning Bank, unless assigning all of its Revolving Credit Commitment hereunder, maintains a minimum Revolving Credit Commitment hereunder in an amount not less than $5,000,000. Upon any such assignment (except any assignment made pursuant to Sections 1.1(d) or 9.7(b) hereof), its notification to the Administrative Agent and the payment of a $3,500 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment and Section 1.1(b) hereof shall be automatically amended, without further action, to reflect the addition of such assignee as a Bank and the reduction of the Revolving Credit Commitment of the assignor as described in such assignment.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of November 15, 2002.

MISSISSIPPI CHEMICAL CORPORATION

By  /s/ Timothy A. Dawson
      Senior Vice President & Chief Financial Officer

Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK
individually and as Administrative Agent

By       /s/ Lawrence A. Mizera
    Its Vice President

Address:    111 West Monroe Street
                  Chicago, Illinois 60690
Attention:  Special Assets Division\

CREDIT AGRICOLE INDOSUEZ

By       /s/ Gary Kania
    Its   Vice President

By       /s/ Joseph D. Catarina
    Its   Vice President

Address:    666 Third Avenue
                  New York, New York 10017- 4011
Attention:  Distressed Asset Management

BNP PARIBAS

By       /s/ Tom H. Ambrose
    Its   Director

By       /s/ Timothy J. Devane
    Its    Vice President

Address:    209 S. Lasalle
                  Suite 500
                  Chicago, Illinois 60604

BANC OF AMERICA STRATEGIC SOLUTIONS, INC.

By       /s/ Charles A. Kerr
    Its   Managing Director

Address:    100 North Tryon Street
                  NC1-007-22-26
                  Charlotte, NC 28255-0001
Attention:

THE BANK OF NOVA SCOTIA, ATLANTA
   AGENCY

By      /s/ N. Bell
    Its   Senior Manager

Address:    The Bank of Nova Scotia
                  Suite 2700
                  600 Peachtree St., N.E.
                  Atlanta, GA 30308
Attention:

SUNTRUST BANK (formerly known as SunTrust
   Bank, Atlanta)

By         /s/ J. Christopher Deisley
    Its   Managing Director

Address:    303 Peachtree Street
                  4th Floor
                  Atlanta, GA 30308
Attention:   Chris Deisley

WACHOVIA BANK, NATIONAL ASSOCIATION
   (formerly known as First Union National
   Bank)

By       /s/ Matthew Berk
    Its Authorized Officer

Address:    301 South College Street
                  5th Floor
                  Charlotte, North Carolina 28288-0537
Attention:  Melissa McDonald

ABN AMRO BANK N.V.

By       /s/ Steven C. Wimpenny
    Its   Group Senior Vice President

By       /s/ Clifford S. Blasberg
    Its    Group Vice President

Address:    680 Fifth Avenue
                  6th Floor
                  New York, New York 10019
Attention: Cliff Blasberg

MIZUHO CORPORATE BANK, LTD.(successor in
   interest to The Fuji Bank, Limited and The
   Dai-Ichi Kangyo Bank, Ltd.)

By       /s/ T. Monri
    Its   DGM

Address:    1251 Avenue of the Americas
                   New York, New York 10020
Attention:

TRUSTMARK NATIONAL BANK

By       /s/ William H. Edwards
    Its    Vice President

Address:    248 East Capitol Street
                  Jackson, Mississippi 39205
Attention: William Edwards

AMSOUTH BANK

By       /s/J. D. May
    Its  Vice President

Address:    P.O. Box 2304
                  Jackson, Mississippi 39225-9936
Attention:  J.D. May

EXHIBIT A

MISSISSIPPI CHEMICAL CORPORATION

REVOLVING CREDIT NOTE

                                                                                                                                 November ___, 2002

     For Value Received, the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Bank") on the Termination Date (as defined in the Credit Agreement hereinafter referred to), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

     The Bank shall record on its books or records or on a schedule to this Note which is a part hereof the principal amount of each Loan made to the Borrower under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it under the Credit Agreement, together with accrued interest thereon.

     This Note is one of the Revolving Credit Notes referred to in and issued under that certain Amended and Restated Credit Agreement dated as of November 15, 2002, among the Borrower, Harris Trust and Savings Bank, as Administrative Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement"), and shall be subject to the terms and conditions thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

     Prepayments may be made, and are sometimes required to be made, on any Loan evidenced hereby and this Note (and the Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement.

      The undersigned hereby waives presentment for payment and demand.

     THIS NOTE IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

MISSISSIPPI CHEMICAL CORPORATION

By _________________________________
     Its_______________________________

EXHIBIT B

APPLICATION AND AGREEMENT FOR IRREVOCABLE
STANDBY LETTER OF CREDIT

                                                                                                                                          Date ______________________________________

International Operations Division                                                                                          SPL ______________________________________
Harris Trust and Savings Bank
P.O. Box 755
111 West Monroe Street
Chicago, Illinois 60690

Gentlemen:

We request you to open and transmit by cable/airmail your Irrevocable Letter of Credit in favor of:

available by their drafts, drawn at sight on: Harris Trust and Savings Bank, or not exceeding a total of:
accompanied by the following document(s):

Drafts drawn under this Letter of Credit must be drawn and presented together with accompanying documentation at your principal office in Chicago, Illinois not later than:

In consideration of your issuing at our request your Irrevocable Letter of Credit (hereinafter called "Credit) on the terms mentioned above:

  We hereby agree to pay you in immediately available and freely transferable funds the amount of each draft or acceptance drawn under, or purporting to be drawn under, the Credit, such payment to be made at the maturity of each respective draft or acceptance or, if 50 demanded by you, on demand in advance of any drawing or maturity.
  Payment shall be made by us at your office in Chicago, Illinois in lawful money of the United States, provided that, if a draft or other request for payment under the Credit is drawn in a currency other than United States currency, we shall pay the equivalent In United States currency, at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which drawing was made, as determined by you and notified to us, or, if you so request of us at your option, we shall pay you the amount of such drawing in the currency in which the drawing was made in a place, form and manner acceptable to you.
  We also agree to pay you, on demand, a commission at the rate of:
  of the Credit or such other rate as you and we may agree, and all charges and expenses legal and/or otherwise (including court costs and attorneys' fees), paid or incurred by you in connection therewith or in your endeavoring to collect any liability of us or any one or more of us hereunder, Including all costs and expenses arising out of any reserve requirements for, or any assessment of deposit insurance premiums on, the Credit and including all expenses, legal or otherwise (including without limitation court costs and attorneys' fees and expenses) paid or incurred by you or any of your correspondents in connection with endeavoring to collect any liability of ours hereunder or in connection with any other legal proceeding brought or threatened in connection with the Credit, including any attempt by us or anyone to enjoin payment under the Credit. In addition, if you shall determine that any existing or future law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by you (or any of your branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of requiring you to maintain capital to support your obligations hereunder or under the Credit, then from time to time, within 15 days after demand by you, we shall pay to you such additional amount or amounts reasonably determined by you as will compensate you for such requirement.
  Any amounts not paid when due hereunder shall bear interest (computed on the basis of a 360 day year and actual days elapsed) from the due date thereof until paid in full at a rate per annum determined by adding 2 1/2% to the rate from time to time announced by you as your prime commercial rate, with any change in such interest rate resulting from a change in such prime commercial rate to be and become effective as of and on the day of the relevant change in such prime commercial rate, payable on demand. You are hereby authorized to charge any depository or other account of ours or any of us maintained with you for the full amount of any drawing paid by you under the Credit and for payment of any other amount payable by us hereunder not paid to you on demand. If by charging such account you create an overdraft in one of our accounts, we shall pay interest to you on such overdrawn amount at the rate specified in our agreement with you establishing such account or, if no such rate is specified, at the rate of interest provided for in the first sentence of this paragraph.
  We agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at our request, this agreement shall be binding upon us with regard to the credit extended, increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with such extension, increase or other modification.
  The users of the Credit shall be deemed our agents and we assume all risks of their acts, omissions, or misrepresentations. Neither you nor your correspondents snail be responsible for the validity, sufficiency, truthfulness, or genuineness of any documents even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit as required by the terms of the Credit; each of which provisions, if contained in the Credit itself, it is agreed may be waived by you, or for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, wireless, or otherwise, whether or not they be in cipher; nor shall you be responsible for any error, neglect or default of any of your correspondents; and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or in connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.
  We agree, at any time and from time to time, on demand, to deliver, convey, transfer or assign to you, as security for any and all obligations and liabilities of us or any one or more of us hereunder, and also for any and all other obligations and liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you, additional security of a value and character satisfactory to you, or to make such payment as you may require.
  You shall not be deemed to have waived any of your rights hereunder, unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, or as to any continuance of a breach after such waiver.
  The word "property", as used in this agreement, includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed, and any right or interest therein.
  Without limiting the foregoing and in addition to the provisions of paragraph numbered 7 hereof, we agree that all property belonging to any of us, now or at any time hereafter delivered, deposited, conveyed, transferred, assigned or paid to you, or coming into your possession or into the possession of any one for you in any manner whatsoever, whether expressly as security for any obligations or liabilities of us to you or otherwise, are hereby made and shall be and constitute collateral security for any and all obligations and liabilities, absolute or contingent, due or to become due, which are now or may at any time hereafter be owing by us or any one or more of us to you.
  Without limiting the foregoing and in addition to the provisions of paragraph numbered 6 hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of said Credit without regard to, and without any duty on your part to inquire into, the existence of any disputes or controversies between any of the undersigned, the beneficiary of the Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. Furthermore, we fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this application and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder or you may otherwise be aware of the underlying transaction giving rise to the Credit and this application. In addition, and without limiting any of the other provisions hereof, you and your correspondents may (a) act in reliance upon any oral, telephonic, telegraphic, electronic or written request or notice believed by you or your relevant correspondent in god faith to have been authorized by us or any one of us, whether or not given or signed by an authorized person, and (b) receive, accept or pay as complying with the terms of the Credit any drafts or other document, otherwise in order, that may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, or any other person or entity acting as the representative of, in the place of or as the successor in interest to, the party in whose name the Credit provides that any drafts or other documents should be drawn or issued.
  If this agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I,'. "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois. The Credit and, to the extent not inconsistent with the laws of the State of Illinois, this' agreement will be subject to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP"), except that Article 41 and 43 of the UCP (1993 Revision) published by the International Chamber of Commerce as Publication No.500 shall not apply nor shall any equivalent provision in any future version of the UCP.

                                                                                                                                            Very truly yours,
For Bank Use Only ___________________________ ___________________ Signatures Approved by Date

_____________________________________________
(Firm's name, if applicable)

By___________________________________________
Title__________________________________________

By____________________________________________
Title___________________________________________

APPLICATION AND AGREEMENT FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

Harris Bank                                                                                                                               L/C No._____________________________________
P.O. Box 755                                                                                                                                                           (For Bank use only)
Chicago, Illinois 60606-0755
Telephone: (312) 481-5072                                                                                                          Date________________________________________
Cable address: HARISBANK
Telex: 824164 (HARISINT CGO)

Please issue an irrevocable Letter of Credit as set forth below and forward same to your correspondent for delivery to the beneficiary by

     [  ] Airmail          [  ]  Airmail, with short preliminary cable advice          [  ]  Full Cable
IN FAVOR OF (BENEFICIARY)		FOR ACCOUNT OF (APPLICANT)
IN FAVOR OF (BENEFICIARY)		FOR ACCOUNT OF (APPLICANT)
Expiry Date In the Country of the beneficiary unless otherwise indicated	Latest date for shipment (Optional)	Amount In Figures In Words

Available by drafts at _________________________  For _________________ Invoice amount of merchandise drawn on
                                  ("at eight", "30 day sight", etc.)               (full or percentage)

[  ]  Harris Bank or           [  ]  Advising Bank*     (*Payment will be effected prior to receipt of documents at Harris Bank).

DRAFTS MUST BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS   (In duplicate unless otherwise specified)

[  ]  Commercial Invoice
[  ]  Packing List
[  ]  Special U.S. Customs Invoice
[  ]  Certificate of origin Form A
[  ]  Negotiable Marine/Air Insurance Policy or Certificate covering: Coverage of invoice ____ (110% unless otherwise specified)
               [  ]  All Risks       [  ]  War Risks
               [  ]  Other Risks (please specify) ______________________________________________________________________________
[  ]  Other documents, if any:
[  ]  Full set of at least two ORIGINAL clean on board ocean bills of Lading issued to order shipper, endorsed in blank, marked "Freight"
               [  ]  Collect          [  ] Prepaid
[  ]  Clean airway bill in ___________ consigned ___________________________________________________________________________
       ___________________________________________________ Marked Freight          [  ]  Collect          [  ]  Prepaid
[  ]  Other Transport Document _________________________________________________________________________________________
       ___________________________________________________ Marked Freight          [  ]  Collect          [  ]  Prepaid
[  ]  Notify _________________________________________________________________________________________________________
       ______________________________________________________________________________________________________________
[  ]  Merchandise Description ___________________________________________________________________________________________
       ______________________________________________________________________________________________________________
                                                                      (Please mention commodity only, omitting details as to grade, quality, etc.)

Check one: [  ]  FOB       [  ]  C&I       [  ]  C&F       [  ]  CIF       [  ]  Other ____________________________ (Name of city, Port or Airport)
____________________________________________________________________________________________________________________________________
SHIPMENT FROM: TO:	Partial Shipments [ ] Permitted [ ] Prohibited
Transshipments [ ] Permitted [ ] Prohibited

[  ]  Documents must be presented to the negotiating or paying bank within ___ days after the issuance of documents evidencing shipment or dispatch or taken in charge (shipping documents). Documents presented within this period and within the validity of the letter of credit will be negotiated.

[  ]  Insurance effected by ourselves. We agree to keep insurance coverage in force until this transaction is completed.
Discount charges (if the tenor is other than sight) are for the account of the :	[ ] Applicant [ ] Beneficiary
All banking charges, other than those of Harris Bank:	[ ] Applicant [ ] Beneficiary

Other instructions: ___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________
___________________________________________________________________________________________________

Unless otherwise instructed, documents will be forwarded to us in one airmail by the negotiating bank. The credit will be subject to the Uniform Customs and Practice for the Documentary Credits (1993 revision) the International Chamber of Commerce Publication No. 500.

PLEASE DATE AND OFFICIALLY SIGN THE AGREEMENT ON THE REVERSE SIDE OF THIS APPLICATION

In consideration of your opening your Commercial Letter of Credit (hereinafter called "Credit") substantially in accordance with the foregoing application, we hereby agree with you as follows:

  We agree to pay you in cash the amount of each draft or acceptance drawn under, or purporting to be drawn under the Credit, such payment to be made at the maturity of each respective draft or acceptance, or on demand prior thereto.
  Payment shall be made by us at your office in Chicago, Illinois, in lawful money of the United States. As to drafts or acceptances which are payable in currency other than United States currency, the amount to be paid by us shall be the equivalent of the amount paid by you at the rate of exchange then current in Chicago for cable transfers to the place of payment in the currency in which such draft is drawn. If there is then no rate of exchange generally current in Chicago for effective cable transfers, we agree on demand to pay you an amount which you then deem necessary to pay or provide for the payment of our obligations hereunder; but in any such event we shall remain liable for any deficiency which may result if the actual cost to you of settlement of your obligations under the Credit proves to be in excess of the amount so paid by us, and we shall be entitled to a refund, without interest, of any excess payment made by us.
  We also agree to pay you, on demand, a commission fee for issuance and payment of the Credit according to your schedule of fees in effect at the time of issuance/payment, and all charges and expenses paid or incurred by you in connection with the Credit including costs of complying with any and all applicable governmental exchange regulations, including all costs and expenses arising out of any reserve requirements for, or any assessment of deposit insurance premiums on, the Credit, and interest on any such amount(s) not paid when due at the rate per annum equal to your prime commercial rate from time to time in effect.
  We hereby recognize and admit your ownership in and unqualified right to the possession and disposal of all property shipped, warehoused or otherwise delivered or allocated under or pursuant to or In connection with the Credit, or in any way relative thereto or to the drafts drawn thereunder, whether or not released to us on trust or bailee receipt, and also in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents accompanying or relative to drafts drawn under the Credit, and in and to the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of us or any of us to you at any time existing under or with reference to the Credit, or this agreement, or any other credit or any other obligation or liability to you, have been fully paid and discharged, all as security for such obligations and liabilities; and that all or any of such property and documents and the proceeds of any thereof, coming into the possession of you or any of your correspondents, may be held and disposed of by you as herein above provided; and the receipt by your, or any of your correspondent:, at any time of other security, of whatsoever nature, including cash, shall not be deemed a waiver of any of your right: or powers herein recognized.
  Except insofar as otherwise expressly stated in the Credit to the contrary, we agree that you and any of your correspondents may receive and accept as "Bills of Lading" under the Credit and documents issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such documents, and any such Bill of Lading issued by or on behalf of an ocean carrier may be accepted by you as an "Ocean Bill of Lading" whether or not the entire transportation is by water. If the Credit states that except so far as otherwise expressly stated it is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision (Publication No.500). fixed by the international Chamber of Commerce the Credit shall, except so far as otherwise expressly stated, be so subject In all respects and you and any of your correspondents may, except so far as otherwise expressly stated, accept document: of any character which comply with such Uniform Customs and Practice; and if the Credit does not so state, you and any of your correspondents may, without limiting the type of document acceptable according to any other provisions of the Credit, accept documents of any character which comply with the mid Uniform Customs and Practice or which comply with the law or regulation in force and customs and usages of the place of negotiation or payment.

  In the event that, at our request, some of the documents required under the Credit are forwarded directly to us or any other party designated by us, or you, at our request, release or consent to the release of some or all of the property shipped under the Credit prior to the presentation of the relative item, we agree to pay you on demand the amount of any calm made against you by reason thereof and authorize you to honor such item when it is presented regardless of whether or not such item or any documents which may accompany it complies with the terms of the Credit. In case of your issuance of steamship indemnity for our account, you are authorized to retain original bills of lading for delivery to the shipping company to secure the release of your indemnity.

  We agree to indemnify and hold you harmless from each and every claim, demand liability, loss, cost or expense (including, but not limited to, reasonable attorney's fees and costs) which may arise or be created by your acceptance of telecommunication instructions in connection with the Credit, including, but not limited to, telephone instructions in connection with any waiver of discrepancies.
  Except insofar as otherwise expressly stated in the Credit, we agree that partial shipments may be made under the Credit and you may honor the relative drafts, and that if the Credit specifies drawings and/or shipments by installments within stated periods, and the shipper fails to ship or drafts are not drawn In any designated period, the Credit shall cease to be available for that and any subsequent installments unless otherwise stipulated in the Credit.
  Any modification of the terms of the Credit other than an increase in the amount of the Credit or an extension of the maturity or time for presentation of drafts, acceptances or documents, may with your consent be made by any of us with or without notification to the others, but any increase in the amount of the credit or extension of the maturity or time for presentation of drafts, acceptances or documents shill be only at the request of all of us, and in my such event this agreement shall be binding upon us with regard to the Credit so increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents, in accordance with any such extension, increase or other modification.
  The users of the Credit shall be deemed our agents and we assume all risks of their acts or omissions. Neither you nor your correspondents shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; for any difference in character, quality, quantity, condition, packing, value or delivery of the property from that expressed in documents; for general and/or particular conditions stipulated in the documents; for the validity, sufficiency or genuineness or legal effect of documents, even if such document: should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for the time, place, manner or order in which shipment is made; for partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Credit; for the character, adequacy, validity or genuineness of any insurance; for the solvency or responsibility of any insurer, or for any other risk connected with insurance; for any deviation from instructions, delay, default or fraud by the shipper or any one else in connection with the property or the shipping thereof; for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; for any variance between invoices, bills of lading, warehouse receipts or other documents; for delay in arrival or failure to arrive of either the property or any of the documents relating thereto; for delay in giving or failure to give notice of arrival, or any other notice; for any breach of contract between the shippers or vendors and ourselves or any of us; for the validity or sufficiency of any instrument assigning or purporting to assign the Credit or the rights or benefits thereunder or the proceeds thereof; for failure of any draft to bear any reference or adequate reference to the Credit, or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of the Credit, or to surrender or to take up the Credit or to send forward documents apart from drafts, as required by the terms of the Credit, each of which provisions, If contained in the Credit itself, it is agreed may be waived by you; or for errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; or for any error, neglect or default of any of your correspondents; and none of the above shall affect, impair or prevent the vesting of any of your rights or powers hereunder. We agree that you or any of your correspondents may accept or pay any draft dated on or before the expiration of any time limit expressed in the Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dared prior to the expiration of any time limit relating thereto. In furtherance and extension and not In limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or by any correspondent of yours under or In connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.
  We agree to procure promptly and necessary import and export or other licenses for the import or export or shipping of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at any lime require, and to keep the property adequately covered by insurance satisfactory to you, in companies satisfactory to you, and to assign the policies or certificates of insurance to you, or to make the loss or adjustment, if any, payable to you, at your option, and to furnish you, if demanded, with evidence of acceptance by the insurers of such assignment.
  Each of us agrees, at any time and from time to time, on your den'1nd to deliver, transfer or assign to you as security for (i) any and all obligations and liabilities of us or any one or more of us hereunder, including the amount of this Credit, and (ii) any and all other obligations and liabilities to you of us or any one or more of us, now existing or hereafter arising direct or contingent, due or to become due, property in addition to that referred to in paragraph numbered 4 hereof of a value and character satisfactory to you. Without limiting the foregoing and in addition to the provisions of paragraph numbered 4 hereof, each of us agrees that all property belonging to any of us of every name and nature whatsoever, now or at any time hereafter delivered, conveyed, transferred, assigned or paid to you, or coming into your possession or Into the possession of anyone for you in any manner whatsoever, whether expressly as security for any such obligations or liabilities of us or any of us to you or for safekeeping or otherwise, Including any items received for collection or transmission, and the proceeds thereof, whether or not such property is In whole or in part released to us or any of us on trust or bailee receipt, are hereby made security for each and all such obligations and liabilities referred to in this paragraph 10. We further agree that any indebtedness due or owing from you to any of us may at any time, as well before as after the maturity of any obligation or liability hereunder of us or any of us to you, be set off and applied against any liability 9r obligation of us or any of us hereunder including the amount of this Credit.
  Upon failure of payment of any sum required to be paid by us or any of us pursuant to the terms hereof at the time or times when such payment is due, whether by lapse of time, demand or otherwise, or upon failure of us or any of us at all times to keep a margin of security with you satisfactory to you, or upon the making by any of us of any assignments for the benefit of creditors, or upon the filing of any voluntary or involuntary petition in bankruptcy by or against any of us or upon the application for the appointment of a receiver of any property of any of us, or upon any act of bankruptcy or state of insolvency or suspension of business of or by any of us, or upon any proceeding being commenced by or against us or any of us under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, liquidation, dissolution or conservation law or statute of any jurisdiction, or upon the service of any warrant of attachment or garnishment or the existence or making or issuance of any tax lien, levy or similar process on or with respect to any property of any of us, all of our obligations and liabilities hereunder including the amount of this Credit (and all other liabilities and obligations of any of us to you) shall become and be immediately due and payable without demand or notice. Also in any such event you shall have full power and authority at any time or times thereafter to sell and assign and deliver the whole of the property, or any part thereof, then constituting security pursuant to any of the terms hereof, at any broker:' beard or at public or private sale, in such parcel or parcels and at such time or times and at such place or places and for such price or prices as you may deem proper, and with the right in yourself to be purchaser at such brokers' board or public sale; and each of us hereby waives all advertisement or notice of sale or intention to sell and of the time and place thereof; and after deducting all legal and other costs and expenses of any such sale and delivery of the property sold, the residue of the proceeds of such sale or sales shall be applied to pay any or all of the liabilities for which the property so sold constitutes security under the terms hereof. The residue, if any, of the proceeds of sale and any other property constituting security remaining after satisfaction of our liabilities to you shall be returned to us. Nothing in this paragraph 11 contained shall be deemed to limit or restrict your rights under paragraph numbered 4 hereof.
  You shall not be deemed to have waived any of your rights hereunder unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction except the specific transaction described in the waiver.
  The word "property" as used in this agreement includes goods, merchandise, securities, funds, choses In action and any and all other forms of property. whether real, personal or mixed, and any right or interest therein.
  If this agreement is signed by one party, the terms "we, " "our," "us,: shall be read throughout as "l," "my," "me," as the case may be. If this agreement is signed by two or more parties, it shall constitute the joint and several agreement of such parties. This agreement shall be deemed to be made under and shall in all respects be governed by the law of the State of Illinois.

                                                                                                                            __________________________________________________
                                                                                                                                                                 (Firm's Name)

                                                                                                                           Account Number:

                                                                                                                           By________________________________________________

                                                                                                                           By:________________________________________________

EXHIBIT C

THE A MORTGAGES

  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Triad Nitrogen, LLC to the Agent recorded in Ascension Parish, Louisiana on April 26, 2000 under Reception Number 461-147 in COB 637, Folio 97 in MOB 912, Folio 56.
  First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of May 23, 2000, from Triad Nitrogen, LLC to the Agent recorded in Ascension Parish, Louisiana on May 31, 2000 under Reception Number 463-533 in COB 639, at Folio 601, in MOB 919, at Folio 181.
  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Company, LP to the Agent recorded in Acadia Parish, Louisiana on April 26, 2000 under Reception Number 673230, in MOB 584, at page 260, in COB I56, at Folio 929.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Corporation and Mississippi Chemical Company, L.P. to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Union County, Mississippi Recorder on April 27, 2000 as Instrument No. 001632
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Company, L.P. to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Lauderdale County, Mississippi Recorder on April 27, 2000 at Book 1665, at Page 251.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Phosphates Corporation and Mississippi Chemical Corporation to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Jackson County, Mississippi Recorder on April 27, 2000 at Book 1631, Page 424.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Corporation and MissChem Nitrogen, LLC to Roberta Harris, as trustee for the benefit of the Agent recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 255B, Page 756.
  First Amendment to Deed of Trust among Mississippi Chemical Corporation, MissChem Nitrogen, LLC and Harris Trust and Savings Bank, as Agent, as Beneficiary, recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 256B, Page 684.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Potash, Inc. and Eddy Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 28, 2000 with the Eddy County, New Mexico Recorder under Reception No. 004158, Book 380, Page 324.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000 from Mississippi Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 27, 2000 with the Lea County, New Mexico Recorder under Reception No. 57852, Book 1014, Page 165.

EXHIBIT D

THE B MORTGAGES

  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Triad Nitrogen, LLC to Harris Trust and Savings Bank, for itself and as agent (the "Agent") recorded in Ascension Parish, Louisiana on April 26, 2000 under Reception Number 461-146 in COB 637 at Folio 69 in MOB 912 at Folio 28.
  First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of May 23, 2000, from Triad Nitrogen, LLC to Harris Trust and Savings Bank, for itself and as agent (the "Agent") recorded in Ascension Parish, Louisiana on May 31, 2000 under Reception Number 463-534 in COB 639, at Folio 608, in MOB 919, at Folio 188.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Phosphates Corporation to Roberta Harris, as trustee for the benefit of the Agent recorded with the Jackson County, Mississippi Recorder on April 27, 2000 at Book 1631, Page 397.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from MissChem Nitrogen, LLC to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 255B, Page 792.
  First Amendment to Deed of Trust between MissChem Nitrogen, LLC and Harris Trust and Savings Bank, as Agent, as Beneficiary, recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 256B, Page 681.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded with the Eddy County, New Mexico Recorder on April 28, 2000 under Reception No. 004157, Book 380, Page 283.
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000 from Mississippi Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 27, 2000 with the Lea County, New Mexico Recorder under Reception No. 57853, Book 1014, at Page 201.

EXHIBIT E

[FORM OF OPINION OF COUNSEL TO THE BORROWER
AND THE DOMESTIC GUARANTORS]

November 15, 2002

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

The From Time to Time Banks Party
to the Credit Agreement described below

Ladies and Gentlemen:

     I have served as counsel to Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), Mississippi Phosphates Corporation, a Delaware corporation, Mississippi Potash, Inc., a Mississippi corporation, Mississippi Nitrogen, Inc., a Delaware corporation, Mississippi Chemical Management Company, a Delaware corporation, Eddy Potash, Inc., a Delaware corporation, Mississippi Chemical Company, L.P. a Delaware limited partnership, MissChem Nitrogen, L.L.C., a Delaware limited liability company, and Triad Nitrogen, L.L.C., a Delaware limited liability company (together with the Borrower, individually a "Company" and collectively the "Companies") in connection with the execution and delivery to you by the Companies of the following documents (individually a "Transaction Document" and collectively the "Transaction Documents"):

     (a)          Amended and Restated Credit Agreement dated as of November 15, 2002 (the "Credit Agreement") among the Borrower, Harris Trust and Savings Bank, individually and as agent (the "Agent"), and the from time to time banks party thereto (the "Banks");

     (b)          Revolving Credit Note payable to the order of each of the Banks (the"Notes");

     (c)          Amended and Restated Guaranty Agreement dated as of November 15, 2002 among each of the Companies except the Borrower and the Agent (the "Guaranty");

     (d)          Second Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Triad Nitrogen, LLC to Harris Trust and Savings Bank, for itself and as agent (the "Agent") recorded in Ascension Parish, Louisiana on April 26, 2000 under Reception Number 461-146 in COB 637, at Folio 69, in MOB 912, at Folio 28;

     (e)          Second Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Triad Nitrogen, LLC to the Agent recorded in Ascension Parish, Louisiana on April 26, 2000 under Reception Number 461-147 in COB 637, at Folio 97, in MOB 912, at Folio 56;

     (f)          First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Company, LP to the Agent recorded in Acadia Parish, Louisiana on April 26, 2000 under Reception Number 673230, in MOB 584, at page 260, in COB I56, at Folio 929;

     (g)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Corporation and Mississippi Chemical Company, L.P. to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Union County, Mississippi Recorder on April 27, 2000 as Instrument No. 001632;

     (h)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Company, L.P. to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Lauderdale County, Mississippi Recorder on April 27, 2000 at Book 1665, at Page 251.

     (i)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Phosphates Corporation and Mississippi Chemical Corporation to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Jackson County, Mississippi Recorder on April 27, 2000 at Book 1631, Page 424;

     (j)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Phosphates Corporation to Roberta Harris, as trustee for the benefit of the Agent recorded with the Jackson County, Mississippi Recorder on April 27, 2000 at Book 1631, Page 397;

     (k)          Second Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Chemical Corporation and MissChem Nitrogen, LLC to Roberta Harris, as trustee for the benefit of the Agent recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 255B, Page 756;

     (l)          Second Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from MissChem Nitrogen, LLC to Roberta Harris, as trustee for the benefit of the Agent, recorded with the Yazoo County, Mississippi Recorder on April 27, 2000 at Book 255B, Page 792;

     (m)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded with the Eddy County, New Mexico Recorder on April 28, 2000 under Reception No. 004157, Book 380, Page 283;

     (n)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, from Mississippi Potash, Inc. and Eddy Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 28, 2000 with the Eddy County, New Mexico Recorder under Reception No. 004158, Book 380, Page 324;

     (o)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000 from Mississippi Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 27, 2000 with the Lea County, New Mexico Recorder under Reception No. 57853, Book 1014, at Page 201;

     (p)          First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000 from Mississippi Potash, Inc. and Eddy Potash, Inc. to Mark Adams, as trustee for the benefit of the Agent, recorded on April 27, 2000 with the Lea County, New Mexico Recorder under Reception No. 57852, Book 1014, Page 165;

     (q)          First Amendment to Security Agreement among the Companies and the Agent;

     (r)          First Amendment to Pledge Agreement among the Borrower, Triad Nitrogen, Inc. Mississippi Chemical Management Company and the Agent; and

     (s)          First Amendment to Security Agreement Re: Aircraft between the Borrower and the Agent.

     As counsel to the Companies, I am familiar with the Articles of Incorporation and Bylaws of the Borrower, Mississippi Phosphates Corporation, Mississippi Potash, Inc., Mississippi Nitrogen, Inc., Mississippi Chemical Management Company, and Eddy Potash, Inc., the Certificate of Limited Partnership of Mississippi Chemical Company, L.P., Agreement of Limited Partnership of Mississippi Chemical Company, L.P. and the Certificate of Formation and Limited Liability Company Agreement of MissChem Nitrogen, L.L.C. and Triad Nitrogen, L.L.C. (respectively, the "Organizational Documents"). I have also examined such other factual matters and matters of law as I deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

     In my examination, I have assumed the genuineness of all signatures (other than those of the Companies), the authenticity of all documents submitted to me as originals, and the conformity with authentic original documents of all documents submitted to me as copies. Also, I have relied upon statements and certifications of government officials and upon representations made in or pursuant to the Transaction Documents and by representatives of the Companies with respect to the Transaction Documents.

     In rendering the opinions expressed below, I have assumed with respect to all documents referred to herein (except with respect to the Companies) that: (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding, and enforceable obligations of, all of the parties to such documents; (ii) all signatories to such documents have been duly authorized; and (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority to execute, deliver, and perform such documents.

     Based upon the foregoing and subject to the qualifications and exceptions set forth below, I am of the opinion that:

     1.     Each Company is a corporation, limited partnership or limited liability company duly organized and validly existing and in good standing under the laws of the State of its organization with all requisite corporate, limited partnership or limited liability company power and authority to carry on its respective business as now conducted.

     2.     Based solely on certificates to such effect issued by the applicable jurisdictions, each Company is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each jurisdiction listed on Schedule 1 hereto.

     3.     Each Company has all requisite corporate, limited partnership or limited liability company power and authority to encumber its assets to secure the obligations of the Borrower under the Credit Agreement and to observe and perform all of its obligations under the Transaction Documents executed by it.

     4.     The execution and delivery of each Transaction Document executed by each Company does not, nor will the observance or performance of the obligations of each Company under the Transaction Documents executed by it contravene (a) any of the respective Organizational Documents of the Companies (there being no other agreements under which each Company is organized), or, to my knowledge, of any material agreement binding upon or affecting each Company or any of its properties or assets, and (b) solely with respect to the Credit Agreement, the Notes and the Guaranty, any provision of Applicable Law (as herein defined), except where such contravention would not have a material adverse effect on the properties, business, operations, or financial condition of the Companies taken as a whole.

     5.     Each Transaction Document executed by each Company has been duly authorized by all necessary corporate, limited partnership or limited liability company action of each Company and has been executed and delivered by the proper officer, general partner or member of each Company.

     6.     The Credit Agreement, the Notes and the Guaranty constitutes the valid and binding agreements of each of the Companies that is a party thereto enforceable against each such Company in accordance with its terms, subject to any applicable bankruptcy (including, without limitation, preference and fraudulent transfer a conveyance), insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally, and general principles of equity (regardless of whether considered in proceedings in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

     7.     Based solely upon my review of those United States federal and Mississippi statutes, rules, and regulations that are generally applicable to transactions in the nature of those contemplated by the Transaction Documents (the "Applicable Laws"), no order known by me, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether state or federal, is or will be required in connection with the lawful execution and delivery of the Transaction Documents or the observance and performance by the Companies of any of the terms thereof, except (a) the filing of Uniform Commercial Code financing statements, (b) the recordation of each supplement or amendment to each mortgage or deed of trust in the office of the recorder or registrar of deeds in each county in which the real property subject thereto is located, and (c) such as have already been obtained or, if not obtained, would not have a material adverse effect on the properties, business, operations, or financial condition of the Companies taken as a whole.

     8.     Except as set forth on Schedule 5.3 to the Credit Agreement, to my knowledge, there is no action, suit, proceeding or investigation, at law or in equity, of which we have been directly notified in writing or which has been served upon us, before or by any court or public body, pending or threatened against or affecting any Company or any of its assets and properties which could result in any material adverse change in the properties, business, operations or financial condition of the Companies taken as a whole.

     I express no opinion herein as to the legality, validity, binding nature or enforceability of provisions of any Transaction Document (i) relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (ii) relating to the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, (iii) insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses, or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iv) requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments, or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply, (v) waiving the right to object to venue in any court, (vi) relating to any consent or agreement to submit to the jurisdiction of any court, (vii) waiving the right to trial by jury, (viii) selecting the law of the State of Illinois or any other jurisdiction as the governing law of any Transaction Document, (ix) purporting to establish evidentiary standards, (x) relating to delay or omission of enforcement of remedies, (vi) relating to the waiver by any Company of (A) any defense available to it, (B) the benefits of any statutes of limitations or other limitation of actions provided by applicable law, (C) any duty of the Administrative Agent or any Bank, or (D) other rights available to any Company, or (xi) purporting to specify or dictate any interpretation or standard of interpretation applicable to any of the Transaction Documents I also express no opinion as to laws regarding fraudulent transfers, conveyances, or obligations, or usury.

     I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Mississippi, the United States of America, and for purposes of opinion paragraphs 1, 3, and 5 above, the State of Delaware. I am not admitted to practice law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Revised Limited Liability Company Act as presently in effect, and I have made such inquiries as I consider necessary to render the opinions contained in opinion paragraphs 1, 3, and 5 above. For purposes of the opinion contained in paragraph 6 hereof, I have assumed, with your permission, that the laws of the State of Illinois are identical in all respects to the laws of the State of Mississippi. This opinion is limited to the effect of the present state of the laws of the State of Mississippi, the United States of America, and to the limited extent set forth above in this paragraph, the State of Delaware and the facts as they presently exist, and I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

     This opinion is rendered solely to you in connection with the Transaction Documents and may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Transaction Documents without, in each instance, my prior written consent.

Very truly yours,

William L. Smith
Vice President & General Counsel

SCHEDULE 1

FOREIGN QUALIFICATION LOCATIONS

1.     Mississippi Potash, Inc.: New Mexico

2.     Eddy Potash, Inc.: New Mexico

3.      Mississippi Phosphates Corporation: Mississippi

4.      MissChem Nitrogen,L.L.C.: Mississippi

5.     Triad Nitrogen, L.L.C.: Louisiana

EXHIBIT F

[FORM OF OPINION OF LEX CARIBBEAN]

15th November, 2002.
To the Banks and the Administrative Agent Referred to Below c/o Harris Trust and Savings Bank, as Administrative Agent 111 West Monroe Street Chicago, Illinois 60603

Ladies and Gentlemen,

RE:	MISSISSIPPI CHEMICAL HOLDINGS, INC.

     We have served as special British Virgin Islands counsel to Mississippi Chemical Holdings, Inc., a British Virgin Islands corporation (the "Company"), in connection with the execution and delivery by the Company of the Guaranty Agreement dated as of 15th November, 2002 (such Guaranty Agreement, as the same may be supplemented, amended, restated and otherwise modified from time to time, is referred to as the "Guaranty"), from the Company to Harris Trust and Savings Bank, as Administrative Agent, and the banks from time to time party to the Amended and Restated Credit Agreement dated as of 15th November, 2002, (such Amended and Restated Credit Agreement, as the same may be supplemented, amended, restated and otherwise modified from time to time, is referred to as the "Credit Agreement") among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), Harris Trust and Savings Bank, as administrative Agent, and the banks from time to time party thereto (the "Banks"). As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed copies of, the Guaranty. As counsel to the Company, we are familiar with the memorandum and articles of association, and any other agreements under which the Company is organized.

     We have not investigated the laws of any country other than the British Virgin Islands and this opinion is given only with respect to the laws of the British Virgin Islands duly published in The Virgin Islands Official Gazette, in force and as interpreted and applied at the date hereof.

     For the purposes of rendering this opinion we have examined and relied upon the following documents:

  a copy of the Memorandum of Association of the Company, dated 30th September, 1998, certified by the Registered Agent;
  a copy of the Articles of Association of the Company, dated 30th September, 1998, certified by the Registered Agent;
  an original Certificate of Good Standing issued by the Registrar of Companies of the British Virgin Islands in respect of the Company dated the 11th November, 2002;
  an original Certificate of Incumbency dated the 11th November, 2002, issued by Ernst & Young Trust Corporation (BVI) Ltd. acting as Registered Agent (as such term is understood under the laws of the British Virgin Islands) of the Company;
  an executed copy of the Guaranty dated 15th November, 2002 received by electronic mail;
  an executed copy of a resolution of the Board of Directors of the Company dated 15th November, 2002 received by electronic mail authorizing the Company to execute the Guaranty.

     Based upon the foregoing we are of the opinion that:

     1.     The Company is a corporation duly organized and validly existing and in good standing under the laws of the British Virgin Islands with full and adequate corporate power and authority to carry on its business as now conducted.

     2.     The Company has full right, power and authority to guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Administrative Agent and the Banks under the Credit Agreement from you, to execute and deliver the Guaranty executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Guaranty executed by the Company does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law or of the memorandum and articles of association of the Company (there being no other agreements under which the Company is organized) or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Company or any of its properties or assets.

     3.     The Guaranty executed by the Company has been duly authorized by all necessary corporate action (no stockholder approval being required), has been executed and delivered by the proper officers of the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The enforceability of the Guaranty would not be affected by the insolvency of the Company at any time.

     4.     No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in the British Virgin Islands in connection with the lawful execution and delivery of the Guaranty or the observance and performance by the Company of any of the terms thereof.

     5.     To the best of our knowledge after due inquiry, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Company or any of its assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Company.

     6.     The execution and delivery of the Guaranty and the performance by the Company of its obligations thereunder are not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by or within the British Virgin Islands or any political subdivision or taxing authority thereof or therein.

     7.     The courts of the British Virgin Islands or any subdivisions thereof will recognize and order execution and enforcement thereon of a judgment entered against the Company by a court in the state of Illinois, United States of America, subject to the principles of private international law applied by the British Virgin Islands (which are broadly similar to the principles accepted under the Law of England).

     8.     Neither the Company nor its property has any right of immunity on grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Guaranty that may be brought in the courts of the British Virgin Islands.

     9.     There are no legal impediments to your access to the courts of the British Virgin Islands nor shall you be required to qualify under any statute or law or pay any franchise tax, stamp tax or similar fee to gain such access, whether in respect of a direct suit on the Guaranty or a proceeding to register a judgment obtained before a court in the United States, except for such fees as would be required of plaintiffs, both resident and non-resident, in seeking access to the courts of the British Virgin Islands; nor will you be resident, domiciled, carrying on business or otherwise subject to taxation in the British Virgin Islands by reason only of your execution, delivery or performance or enforcement of the Guaranty.

     10.     Under the laws of the British Virgin Islands that govern a corporation's power and authority to make distributions to its shareholders, the Company may not pay a dividend, redeem shares, make a reduction in capital or otherwise make a distribution to its shareholders unless the directors determine that immediately after such action the company would be able to satisfy its liabilities as they become due in the ordinary course of business, and the realizable value of the assets of the company will not be less than its total liabilities, other than deferred taxes, as shown in the books of account, and its capital, or remaining capital, as the case may be.

     11.     The Guaranty as drafted constitutes a primary obligation as between the Company and the Banks which is capable of being shown on the books of account of the Company as a liability for the purposes of determining the Company's solvency under the laws of the British Virgin Islands.

     This opinion is subject to the following qualifications, based on applicable laws and practice in the British Virgin Islands:

    the exercise of remedies for the enforcement of the Guaranty may be limited by dissolution, bankruptcy, reorganization, receivership, moratorium, insolvency or similar rights affecting creditors' laws generally, or by general principles of equity;
    any final judgment obtained against the Company in relation to the Guaranty before the courts of the State of Illinois, United States of America, will be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary, provided that:

      such court had jurisdiction in the matter and that the judgment debtor either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
      such judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;
      in obtaining judgment, there was no fraud on the part of the person in whose favor judgment was handed down;
      recognition or enforcement of the judgment in the British Virgin Islands were not contrary to public policy; and, the proceedings pursuant to which judgment was obtained were not contrary to the rules of natural justice.

     The opinions expressed herein are for the sole benefit of the addressees of this letter with respect to the transaction referred to herein, and may not be relied upon by any other person or in respect of any other transaction without our express written consent.

Yours faithfully,

LEX CARIBBEAN

Elena Araujo
Attorney at Law

EXHIBIT G

SUBSIDIARIES

Name of Company	State of Incorporation
Mississippi Phosphates Corporation	Delaware
Mississippi Potash, Inc.	Mississippi
Mississippi Chemical Management Company	Delaware
Mississippi Chemical Company, L.P.	Delaware
Eddy Potash, Inc.	Mississippi
Mississippi Nitrogen, Inc.	Delaware
MissChem Nitrogen, L.L.C.	Delaware
MissChem (Barbados) SRL	Barbados
MissChem Trinidad Limited	Republic of Trinidad and Tobago
Mississippi Chemical Holdings, Inc.	British Virgin Islands
Triad Nitrogen, L.L.C.	Delaware

EXHIBIT H

COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Amended and Restated Credit Agreement dated as of November 15, 2002, as amended by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the Administrative Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies That:

     1.     I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

     2.     I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

     3.     The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4.     If attached financial statements are being furnished pursuant to Section 7.4(a) of the Agreement, Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

_____________________________________________________________________________________

_____________________________________________________________________________________

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________________, ______.

[President] or [Chief Financial Officer of
The Borrower]

SCHEDULE 1
TO COMPLIANCE CERTIFICATE
MISSISSIPPI CHEMICAL CORPORATION

COMPLIANCE CALCULATIONS FOR
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF NOVEMBER 15, 2002, AS AMENDED

CALCULATIONS AS OF ____________________, _______

SECTION 7.20. MINIMUM EBITDA
1.	Net Income	$_______________
2.	Interest Expense	$_______________
3.	Taxes	$_______________
4.	Depreciation and Amortization	$_______________
5.	Other non cash charges	$_______________
6.	Severance Payments (up to $850,000)	$_______________
7.	Financing Costs (up to $500,000)	$_______________
8.	Spare parts obsolesence write-down (up to $500,000)	$_______________
9.	Contribution of FMCL, Houston Ammonia Terminal, L.P. and FMCL, LLC not received in cash	$_______________
10.	Gain or loss on Disposition of Trinidad Interest	$_______________
11.	EBITDA (1+2+3+4+5+6+7+8-9+/-10)	$_______________*

*Required to be no less than $____________ during this measurement period.

            Compliance:     ___________ Yes     ___________ No

SECTION 7.21. CAPITAL EXPENDITURES
1.	Capital Expenditures	$_______________*

*Required to be no greater than $23,500,000 during this measurement period.

Compliance:     ___________ Yes     ___________ No

EXHIBIT I

[FORM OF LEGAL OPINION OF BORROWER'S COUNSEL]

November 15, 2002

Harris Trust and Savings Bank,
Chicago, Illinois, as Administrative Agent

The Banks party to the Amended Credit Agreement

Ladies and Gentlemen:

We have served as special counsel to Mississippi Chemical Corporation, a Mississippi corporation ("MCC"), in connection with the Amended and Restated Credit Agreement, dated as of November 15, 2002 (the "Amended Credit Agreement"), among MCC, the Administrative Agent and the Banks, which amends and restates in its entirety that certain Credit Agreement dated as of November 25, 1997, as amended. Defined terms used herein and not otherwise defined have the meanings set forth in the Amended Credit Agreement.

As such counsel, we have reviewed copies certified to us by MCC as execution copies of the A Security Documents and the B Security Documents and each amendment thereto described on Schedule 1 attached hereto (as so amended, collectively, the "Amended Security Documents"). We have also reviewed copies certified to us by MCC of the Amended Credit Agreement and the Senior Note Indenture, and have reviewed such other instruments and records and inquired into such other factual matters and matters of law as we deemed necessary or pertinent to the formulation of the opinion hereinafter expressed.

In our review, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity with authentic and complete original documents of all documents submitted to us as copies. As to factual matters, we have relied, without independent verification, upon representations made in or pursuant to the Amended Credit Agreement and the Amended Security Documents, and upon oral or written statements of representatives of MCC and its Domestic Subsidiaries, including, without limitation, the Officer's Certificate, dated November 15, 2002.

In rendering the opinion expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

(i)     such documents have been duly authorized by all necessary action of, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

(ii)     all signatories to such documents have been duly authorized to execute those documents; and

(iii)     all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the assumptions, limitations and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for this opinion, we are of the opinion that neither the execution and delivery of the Amended Credit Agreement and the Amended Security Documents by MCC and each of its Domestic Subsidiaries a party thereto nor the incurrence or reaffirmation, as applicable, of the liens created by the Amended Security Documents, without, in the case of the B Security Documents, effective provision being made for securing the Securities issued pursuant to the Senior Note Indenture equally and ratably with the Indebtedness secured by the B Security Documents, violates Section 10.06 of the Senior Note Indenture.

In addition to the assumptions and qualifications set forth above, the foregoing opinion is subject to the following assumptions, limitations and qualifications:

     (a)     The lawyers in the firm actively participating in drafting this opinion letter are admitted to practice only in the State of Texas. The Senior Note Indenture is governed by New York law. For the purposes of this opinion, we have, with your concurrence, assumed that the Senior Note Indenture is governed by the laws of the State of Texas. Although the lawyers in the firm actively participating in drafting this opinion letter are not admitted to practice in New York, we have researched New York law through the use of widely published services available to us, and we have not found any published New York court opinion that leads us to believe that our opinion would be any different under New York law.

     (b)     We have assumed that one or more of MCC and its Domestic Subsidiaries holds the title to each item of Collateral subject to the Amended Security Documents, and that descriptions of the Collateral contained in the Amended Security Documents accurately describe the nature of such Collateral and, where noted, the physical features of such Collateral, and we have not made any investigation of the title, description or function of any assets of MCC or its Domestic Subsidiaries. We have assumed that no part of the Collateral described in the A Security Documents constitutes Principal Properties as such term is defined in the Indenture.

     (c)     This opinion is being furnished to you for use in connection with the Amended Credit Agreement and the Amended Security Documents as they relate to Section 10.06 of the Senior Note Indenture, and may not be (i) relied upon by any person (other than a successor or assignee to any of the A Loans or B Loans in accordance with Section 10.17 of the Amended Credit Agreement) for any purpose other than in connection with the transactions contemplated hereby, (ii) reproduced or published in any form, or (iii) delivered to any other person, without, in each instance, our prior written consent.

(d)     This opinion is limited to the matters stated herein as of the date hereof. No opinion other than that expressly stated herein is implied or may be inferred. We disavow any obligation to update this opinion or advise you or any other person of any changes in our opinion in the event of changes in applicable law or facts becoming effective after the date hereof or of any additional or newly discovered information that is brought to our attention.

Very truly yours,

SCHEDULE I

  Security Agreement dated as of February 24, 2000, among MCC, MissChem Nitrogen, L.L.C. ("MNLLC"), Mississippi Nitrogen, Inc. ("MNI"), TNI Barge, Inc. ("TNIB"), Mississippi Phosphates Corporation ("MPC"), Mississippi Potash, Inc. ("MPI"), Eddy Potash, Inc. ("EPI"), Mississippi Chemical Management Company ("MCMC"), Mississippi Chemical Corporation, L.P. ("MCCLP"), MCC Investments, Inc., NSI Land Corporation, and Administrative Agent.
  First Amendment to Security Agreement dated as of November 15, 2002, among MCC, MNLLC, MNI, TNLLC, MPC, MPI, EPI, MCMC, MCCLP and Administrative Agent.
  Security Agreement re: Aircraft dated as of February 24, 2000, between MCC and Administrative Agent.
  First Amendment to Security Agreement re: Aircraft dated as of November 15, 2002, between MCC and Administrative Agent.
  Pledge Agreement dated as of February 24, 2000, among MCC, MNI, MCMC and Administrative Agent.
  First Amendment to Pledge Agreement dated as of November 15, 2002, among MCC, MNI, MCMC and Administrative Agent.
  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, granted by TNLLC to Administrative Agent (covering Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of May 23, 2000, granted by TNLLC to Administrative Agent (covering Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  Second Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of November 15, 2002, granted by TNLLC to Administrative Agent (covering Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  (Principal Properties) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, granted by MPC to Roberta M Harris, for the benefit of Administrative Agent (covering Principal Properties in Pascagoula, Jackson County, Mississippi).
  (Principal Properties) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, granted by MPC to Roberta M Harris, for the benefit of Administrative Agent (covering Principal Properties in Pascagoula, Jackson County, Mississippi).
  (Principal Properties) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, granted by MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Principal Properties in Yazoo County, Mississippi).
  (Principal Properties) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of May 11, 2000, granted by MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Principal Properties in Yazoo County, Mississippi).
  (Principal Properties) Second Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, granted by MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Principal Properties in Yazoo County, Mississippi).
  Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, granted by MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Principal Properties in Eddy County, New Mexico).
  First Amendment to Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of November 15, 2002, granted by MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Principal Properties in Eddy County, New Mexico).
  Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of April 20, 2000, granted by MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Principal Properties in Lea County, New Mexico).
  First Amendment to Deed of Trust, Mortgage, Security Agreement and Financing Statement with Assignment of Rents dated as of November 15, 2002, granted by MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Principal Properties in Lea County, New Mexico).
  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, by TNLLC to Administrative Agent (covering Non-Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of May 23, 2000, by TNLLC to Administrative Agent (covering Non-Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  Second Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of November 15, 2002, by TNLLC to Administrative Agent (covering Non-Principal Properties in Donaldsonville, Ascension Parish, Louisiana).
  Mortgage and Security Agreement with Assignment of Rents dated as of April 20, 2000, by MCCLP to Administrative Agent (covering Non-Principal Properties in Mermantu, Acadia Parish, Louisiana).
  First Amendment to Mortgage and Security Agreement with Assignment of Rents dated as of November 15, 2002, by MCCLP to Administrative Agent (covering Non-Principal Properties in Mermantu, Acadia Parish, Louisiana).
  (Non-Principal Properties) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by MCCLP to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Meridian, Lauderdale County, Mississippi).
  (Non-Principal Properties) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by MCCLP to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Meridian, Lauderdale County, Mississippi).
  (Non-Principal Properties) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by MCC and MCCLP to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in New Albany, Union County, Mississippi).
  (Non-Principal Properties) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by MCC and MCCLP to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in New Albany, Union County, Mississippi).
  (Non-Principal Properties ) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by MCC and MPC to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Pascagoula, Jackson County, Mississippi).
  (Non-Principal Properties ) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by MCC and MPC to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Pascagoula, Jackson County, Mississippi).
  (Non-Principal Properties) Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by MCC and MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Yazoo County, Mississippi).
  (Non-Principal Properties) First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of May 11, 2000, by MCC and MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Yazoo County, Mississippi).
  (Non-Principal Properties) Second Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by MCC and MNLLC to Roberta M. Harris, for the benefit of Administrative Agent (covering Non-Principal Properties in Yazoo County, Mississippi).
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by EPI and MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Non-Principal Properties in Eddy County, New Mexico).
  First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by EPI and MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Non-Principal Properties in Eddy County, New Mexico).
  Deed of Trust and Security Agreement with Assignment of Rents dated as of April 20, 2000, by EPI and MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Non-Principal Properties in Lea County, New Mexico).
  First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated as of November 15, 2002, by EPI and MPI to Mark K. Adams, for the benefit of Administrative Agent (covering Non-Principal Properties in Lea County, New Mexico).

EXHIBIT J

FARMLAND MISSCHEM PROJECT
CONTINGENT OBLIGATIONS

  FLOOR PRICE OBLIGATION UNDER OFFTAKE AGREEMENT

  Each sponsor has agreed, pursuant to the terms of the Offtake Agreement, to pay for each ton of ammonia produced by the project at either (a) market price (determined by reference to an index) less 5 percent, or (b) a floor price of $120 per ton (years 1-5) and $115 per ton (years 6-12). The obligation continues for two years beyond the expiration of the term facility for 12 years to allow for any delays in the retirement of the Term debt.

  TAKE OR PAY OBLIGATION UNDER THE OFFTAKE AGREEMENT

  The Offtake Agreement requires that the sponsors take 100% (50% by each sponsor) of all ammonia produced by the project. In the event that the Borrower does not take its allocation of product when scheduled, the Offtake Agreement requires that payment be made at the then-prevailing price. Should the project temporarily stop producing product as a consequence of the Borrower's failure to take product, the Borrower is obligated to pay for the product and receive a credit against future production.

  INTEREST RATE SWAP GUARANTY UNDER CONTINGENT TERM FACILITY (FACILITY 2)

  The lenders have required that the project participate in an interest rate hedging program in order to reduce the interest rate risk to the project. The Borrower is obligated to participate as a swap counterparty in any interest rate hedging arrangement that may be required by the lenders of the project. The Borrower's liability is limited to its pro rata share of its participation as a swap counterparty.

  OBLIGATION TO PAY LENDER'S EXPENSES

  The sponsors have agreed to pay the expenses of the lenders in connection with the financing of the project, which include, but are not limited to, lenders' attorneys' fees, the fees for the independent engineer, the environmental consultant and the economic analyst.

  DEBT SERVICE RESERVE

The sponsors have agreed to fund the project's debt service reserve account with the posting of a letter of credit in an amount equal to nine months' debt service. The obligation continues until the project's debt service reserve account has been fully funded with cash and is equal to nine months' debt service. The Borrower's obligation is 50% of the debt service reserve account.

EXHIBIT K

MISSISSIPPI CHEMICAL CORPORATION
FIRST AMENDMENT TO SECURITY AGREEMENT

     This First Amendment to Security Agreement (herein, the "Amendment") is entered into as of November 15, 2002, by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and MissChem Nitrogen, L.L.C., a Delaware limited liability company ("MissChem LLC") and Mississippi Nitrogen, Inc., a Delaware corporation ("Mississippi Nitrogen"; MissChem LLC and Mississippi Nitrogen, together with their successors and assigns, being collectively referred to herein as the "Guarantors"), and the other parties executing this Amendment under the heading "Debtors" (the Borrower, the Guarantors and such other parties being hereinafter referred to collectively as the "Debtors" and individually as a "Debtor"), and Harris Trust and Savings Bank, an Illinois banking corporation ("HTSB"), acting as administrative agent for the Secured Creditors hereinafter identified and defined (HTSB acting as such administrative agent and any successor or successors to HTSB acting in such capacity being hereinafter referred to as the "Agent") .

PRELIMINARY STATEMENTS

     A.     The Debtors and the Agent entered into a certain Security Agreement, dated as of February 24, 2000, as amended (the "Security Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Security Agreement.

     B.     Concurrently herewith the Borrower, the Agent and the Lenders are amending and restating the Credit Agreement pursuant to an Amended and Restated Credit Agreement of even date herewith (such Amended and Restated Credit Agreement, as the same has been and hereafter may be supplemented, amended, modified or restated from time to time being hereinafter referred to as the "Restated Credit Agreement").

     C.     As a condition to entering into the Restated Credit Agreement, the Secured Creditors have required, among other things, that the Debtors and the Agent amend the Security Agreement on the term s and conditions set forth in this Amendment.

     NOW, THEREFORE, for and in consideration of the execution and delivery by the Secured Creditors of the Restated Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1.     All references in the Security Agreement to the Credit Agreement shall be deemed references to the Restated Credit Agreement.

     2.     Paragraph C under the Preliminary Statements contained in the Security Agreement shall be amended to read as follows:

"C.     The Borrower and the other Debtors may from time to time (i) enter into one or more interest rate exchange, swap, cap, collar, floor or other similar agreements, one or more commodity swaps or other similar agreements and one or more foreign currency contracts, currency swap contracts or other similar agreements with one or more of the Lenders party to the Credit Agreement, or their affiliates, for the purpose of hedging or otherwise protecting the Borrower against interest rate, commodity and foreign currency exposure (the liability of the Borrower and the other Debtors in respect of such agreements with such Lenders and their affiliates being hereinafter referred to as the "Hedging Liability"), and (ii) enter into one or more agreements with the Lenders, or their affiliates, with respect to the execution or processing of electronic transfer of funds by automatic clearing house transfer, wire transfer or otherwise to or from any deposit account of any of such Debtors now or hereafter maintained with any of the Lenders or their affiliates, the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and other deposit, disbursement, and cash management services afforded to any Debtor by any of the Lenders or their affiliates (such agreements as the same may be amended or modified from time to time being hereinafter referred to as "Funds Transfer and Deposit Account Agreements" and the liability of the Debtors in respect of such Funds Transfer and Deposit Account Agreements being hereinafter referred to as "Funds Transfer and Deposit Account Liability")."

     3.     Section 2 of the Security Agreement shall be amended to read as follows:

"Section 2.     Grant of Security Interest in the Collateral; Obligations Secured. (a) Each Debtor hereby grants to the Agent for the benefit of the Secured Creditors a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing lien on and security interest in, and right of set-off against, any and all right, title and interest of each Debtor, whether now owned or existing or hereafter created, acquired or arising, in all personal property (except such personal property as is specifically excepted below) of each Debtor, including all of the following:

     (a)     Accounts (including Health-Care-Insurance Receivables, if any);

     (b)     Chattel Paper;

     (c)     Instruments (including Promissory Notes);

     (d)     Documents;

     (e)     General Intangibles (including Payment Intangibles and Software, all tax refunds, and all patents, trademarks, copyrights and similar intellectual property rights, and all applications and registrations therefor, and all goodwill of the business connected with or represented thereby);

     (f)     Letter-of-Credit Rights;

     (g)     Supporting Obligations;

     (h)     Deposit Accounts;

     (i)     Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts), but excluding investments in (A) the Bank for Cooperatives, Houston Ammonia Terminal, L.P., Farmland MissChem Limited and FMCL Limited Liability Company, (B) MissChem Trinidad Limited, MissChem (Barbados) SRL and MissChem Holdings Inc. to the extent the ability of any Debtor that is an owner thereof to encumber its equity interest therein is subject to any contractual prohibition, (C) any joint ventures (or other investments) that are not Subsidiaries to the extent the ability of any Debtor that is a joint venturer therein to encumber its equity interests in such joint venture is subject to any contractual prohibition, and (D) the capital stock, partnership interests, limited liability company interests and all other equity interests of every type and nature whatsoever in Significant Subsidiaries (as defined in the Senior Note Indenture) of the Borrower and their subsidiaries;

     (j)     Inventory (other than parts that are subject to a parts pooling agreement);

     (k)     Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof but excluding parts that are subject to a parts pooling agreement and fixtures);

     (l)     Commercial Tort Claims (as described on one or more supplements to this Agreement);

     (m)     All rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which is represented by, arises from, or relates to any of the foregoing;

     (n)     All personal property and interests in personal property of such Debtor of any kind or description now held by any Secured Creditor or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Creditor, or any agent or affiliate of any Secured Creditor, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

     (o)     All supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

     (p)     All Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

     (q)     All Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the "Collateral", provided, however, that in no event shall the Collateral include any Principal Properties or any proceeds or products thereof. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of Illinois as in effect from time to time ("UCC") shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide. For purposes of this Agreement, the term "Receivables" means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

     (b)     This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (i) any and all indebtedness, obligations and liabilities of the Debtors, and of any of them individually, to the Secured Creditors, and to any of them individually, under or in connection with or evidenced by the Credit Agreement, the Notes of the Borrower heretofore or hereafter issued under the Credit Agreement and the obligations of the Borrower to reimburse the Secured Creditors for the amount of all drawings on all L/Cs issued pursuant to the Credit Agreement, and all other obligations of the Borrowers under any and all applications for L/Cs, and any and all liability of the Debtors, and of any of them individually, arising under or in connection with or otherwise evidenced by agreements with any one or more of the Secured Creditors or their affiliates with respect to any Hedging Liability, and any and all liability of the Debtors, and of any of them individually, arising under or in connection with or otherwise evidenced by agreements with any one or more of the Secured Creditors or their affiliates with respect to any Funds Transfer and Deposit Account Liability, and any and all liability of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the "Obligations"). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Debtor under this Agreement shall not exceed $1.00 less than the lowest amount which would render such Debtor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

     4.     Section 3(a) of the Security Agreement shall be amended by adding the following provision thereto as the last sentence thereof:

"No Debtor shall change its state of organization without the Agent's prior written consent."

     5.     Section 9(b) of the Security Agreement shall be amended by adding the following provision thereto as the last sentence thereof:

"The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable."

     6.     Without limiting the foregoing, each Debtor hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Agent under the Security Agreement, (ii) any liens or security interests created or provided for thereunder and (iii) all obligations of the Debtors thereunder are, and as amended hereby shall remain, in full force and effect for the benefit and security of all the Obligations. Nothing herein contained shall in any manner affect or impair the liens and security interest created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.

     7.     Each Debtor hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Security Agreement as amended hereby, each and all of which covenants, agreements, representations and warranties are and shall remain applicable to the Collateral and all the Obligations; provided, that (a) the reference to collateral locations described in Schedule A shall be deemed to include additional collateral locations previously disclosed to Agent, and (b) all references to TNI Barge, Inc., Mississippi Investments, Inc. and NSI Land, Inc. in the Security Agreement and Schedules shall be deemed deleted.

     8.     Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement, the Guaranties, the Security Agreement or any communication issued or made pursuant to or with respect to the Credit Agreement, the Guaranties, or the Security Agreement, any reference to the Security Agreement being sufficient to refer to the Security Agreement as amended hereby.

     9.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Upon the execution hereof by the Agent and the Debtors in the manner hereinafter set forth, this Amendment shall be a contract between said parties for the purposes hereinabove set forth.

                                                                  DEBTORS:

MISSISSIPPI CHEMICAL CORPORATION

       By       /s/ Timothy A. Dawson
                  Senior Vice President & Chief Financial                   Officer

MISSCHEM NITROGEN, L.L.C.

By       /s/ Timothy A. Dawson
          Vice President of Finance and            Treasurer

MISSISSIPPI NITROGEN, INC.

By       /s/ Timothy A. Dawson
          Vice President of Finance and            Treasurer

TRIAD NITROGEN, L.L.C.

By       /s/ Timothy A. Dawson
          Vice President of Finance and            Treasurer

MISSISSIPPI PHOSPHATES CORPORATION

By       /s/ Timothy A. Dawson
          Vice President of Finance and            Treasurer

MISSISSIPPI POTASH, INC.

By        /s/ Timothy A. Dawson
           Vice President of Finance and             Treasurer

EDDY POTASH, INC.

By       /s/ Timothy A. Dawson
          Vice President of Finance and            Treasurer

                                                                                                  MISSISSIPPI CHEMICAL MANAGEMENT                                                                                                       COMPANY

                                                                                                  By      /s/ Timothy A. Dawson
                                                                                                            Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL COMPANY, L.P.
BY MISSISSIPPI CHEMICAL MANAGEMENT COMPANY,
       GENERAL PARTNER

By    /s/ Timothy A. Dawson
       Vice President of Finance and  Treasurer

Accepted and agreed to as of the date first written above.

HARRIS TRUST AND SAVINGS BANK, as Agent

By       /s/ Lawrence A. Mizera
     Its   Vice President

EXHIBIT L

MISSISSIPPI CHEMICAL CORPORATION

FIRST AMENDMENT TO PLEDGE AGREEMENT

     This First Amendment to Pledge Agreement (herein, the "Amendment") is entered into as of November 15, 2002, by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and Mississippi Chemical Management Company, a Delaware corporation ("MCMC") and Mississippi Nitrogen, Inc., a Delaware corporation ("Mississippi Nitrogen"; the Borrower, MCMC and Mississippi Nitrogen, together with their successors and assigns, being collectively referred to herein as the "Pledgors" and individually as a "Pledgor"), and Harris Trust and Savings Bank, an Illinois banking corporation ("HTSB"), acting as administrative agent for the Secured Creditors hereinafter identified and defined (HTSB acting as such administrative agent and any successor or successors to HTSB acting in such capacity being hereinafter referred to as the "Agent") .

PRELIMINARY STATEMENTS

     A.     The Pledgors and the Agent entered into a certain Pledge Agreement, dated as of February 24, 2000, as amended (the "Pledge Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Pledge Agreement.

     B.     Concurrently herewith the Borrower, the Agent and the Lenders are amending and restating the Credit Agreement pursuant to an Amended and Restated Credit Agreement of even date herewith (such Amended and Restated Credit Agreement, as the same has been and hereafter may be supplemented, amended, modified or restated from time to time being hereinafter referred to as the "Restated Credit Agreement").

     C.     As a condition to entering into the Restated Credit Agreement, the Secured Creditors have required, among other things, that the Pledgors and the Agent amend the Pledge Agreement on the term s and conditions set forth in this Amendment.

     NOW, THEREFORE, for and in consideration of the execution and delivery by the Secured Creditors of the Restated Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1.     All references in the Pledge Agreement to the Credit Agreement shall be deemed references to the Restated Credit Agreement, all reference if the Pledge Agreement to the Guarantors shall be deemed references to the Guarantors (as defined in the Restated Credit Agreement) and all references in the Pledge Agreement to the Guaranty shall be deemed references to the Restated Guaranty (as defined in the Restated Credit Agreement).

     2.     Section 3 of the Pledge Agreement shall be amended to read as follows:

"Section 3.     Obligations Hereby Secured. This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (i) the principal of and interest on the B Loans as and when the same become due and payable (whether by lapse of time, acceleration or otherwise) and the payment and performance by the Guarantors of all of their indebtedness, obligations and liabilities under the Guaranty relating only to the B Loans, and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Secured Creditors, and any of them individually, in collecting or enforcing any of such indebtedness, obligations and liabilities described in the foregoing clause (i) or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the "Obligations"); provided that the items described in clause (ii) above included in the Obligations shall not exceed $1.00 less than the lowest amount that would cause the aggregate amount of all Obligations to equal or exceed 15% of the Borrower's Consolidated Net Tangible Assets on the date such items are incurred. This Agreement is given on the express condition that in no event will this Agreement secure any indebtedness, obligation and liabilities of the Borrower or the Guarantors other than with respect to the principal of and interest on the B Loans and amounts described in clause (ii) above relating thereto, and in particular this Agreement will not secure the A Loans or any sums owing in respect of L/Cs issued pursuant to the Credit Agreement and the Applications or any Hedging Liability. Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Pledgor under this Agreement (other than the Borrower to which this limitation shall not apply) shall not exceed $1.00 less than the lowest amount which would render such Pledgor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law."

     3.     Section 9(b) of the Pledge Agreement shall be amended by adding the following provision thereto as the last sentence thereof:

"The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Pledgor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable."

     4.     Schedule A to the Pledge Agreement is amended to delete all references therein to MCC Investments, Inc.

     5.     Without limiting the foregoing, each Pledgor hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Agent under the Pledge Agreement, (ii) any liens or security interests created or provided for thereunder and (iii) all obligations of the Pledgors thereunder are, and as amended hereby shall remain, in full force and effect for the benefit and security of all the Obligations. Nothing herein contained shall in any manner affect or impair the liens and security interest created and provided for by the Pledge Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.

     6.     Each Pledgor hereby repeats and reaffirms all covenants, agreements, representations and warranties contained in the Pledge Agreement as amended hereby, each and all of which covenants, agreements, representations and warranties are and shall remain applicable to the Collateral and all the Obligations.

     7.     Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement, the Guaranties, the Pledge Agreement or any communication issued or made pursuant to or with respect to the Credit Agreement, the Guaranties, or the Pledge Agreement, any reference to the Pledge Agreement being sufficient to refer to the Pledge Agreement as amended hereby.

     8.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Upon the execution hereof by the Agent and the Pledgors in the manner hereinafter set forth, this Amendment shall be a contract between said parties for the purposes hereinabove set forth.

PLEDGORS:

MISSISSIPPI CHEMICAL CORPORATION

By         /s/ Timothy A. Dawson
         Senior Vice President & Chief Financial Officer

MISSISSIPPI NITROGEN, INC.

By         /s/ Timothy A. Dawson
         Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL MANAGEMENT COMPANY

By       /s/ Timothy A. Dawson
        Vice President of Finance and Treasurer

Accepted and agreed to as of the date first written above.

HARRIS TRUST AND SAVINGS BANK, as Agent

By       /s/ Lawrence A. Mizera
     Its   Vice President

EXHIBIT M

MISSISSIPPI CHEMICAL CORPORATION

FIRST AMENDMENT TO SECURITY AGREEMENT RE: AIRCRAFT

This First Amendment to Security Agreement Re: Aircraft (herein, the "Amendment") is entered into as of November 15, 2002, by and between Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation ("HTSB"), acting as administrative agent for the Secured Creditors hereinafter identified and defined (HTSB acting as such administrative agent and any successor or successors to HTSB acting in such capacity being hereinafter referred to as the "Agent") .

PRELIMINARY STATEMENTS

     A.     The Company and the Agent entered into a certain Security Agreement Re: Aircraft, dated as of February 24, 2000, as amended (the "Security Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Security Agreement.

     B.     Concurrently herewith the Borrower, the Agent and the Lenders are amending and restating the Credit Agreement pursuant to an Amended and Restated Credit Agreement of even date herewith (such Amended and Restated Credit Agreement, as the same has been and hereafter may be supplemented, amended, modified or restated from time to time being hereinafter referred to as the "Restated Credit Agreement").

     C.     As a condition to entering into the Restated Credit Agreement, the Agent and the Lenders have required, among other things, that the Debtors and the Agent amend the Security Agreement on the term s and conditions set forth in this Amendment.

     NOW, THEREFORE, for and in consideration of the execution and delivery by the Agent and the Lenders of the Restated Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1.     All references in the Security Agreement to the Credit Agreement shall be deemed references to the Restated Credit Agreement.

     2.     The third "Whereas" clause contained in the Security Agreement shall be amended to read as follows:

"Whereas, the Company may from time to time (i) enter into one or more interest rate exchange, swap, cap, collar, floor or other similar agreements, one or more commodity swaps or other similar arrangements, and one or more foreign currency contracts, currency swap contracts or other similar agreements with one or more of the Lenders party to the Credit Agreement, or their affiliates, for the purpose of hedging or otherwise protecting the Company against interest rate, commodity and foreign currency exposure, respectively (the liability of the Company in respect of such agreements with such Lenders and their affiliates being hereinafter referred to as the "Hedging Liability"), and (ii) enter into one or more agreements with the Lenders, or their affiliates, with respect to the execution or processing of electronic transfer of funds by automatic clearing house transfer, wire transfer or otherwise to or from any deposit account of the Company now or hereafter maintained with any of the Lenders or their affiliates, the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, and other deposit, disbursement, and cash management services afforded to the Company by any of the Lenders or their affiliates (such agreements as the same may be amended or modified from time to time being hereinafter referred to as "Funds Transfer and Deposit Account Agreements" and the liability of the Company in respect of such Funds Transfer and Deposit Account Agreements being hereinafter referred to as "Funds Transfer and Deposit Account Liability")."

     3.     Section 1.2 of the Security Agreement shall be amended to read as follows:

"Section 1.2.     This Agreement is made and given to secure, and shall secure, the prompt payment and performance when due of (i) any and all indebtedness, obligations and liabilities of the Company to the Lenders, and to any of them individually, under or in connection with or evidenced by the Credit Agreement, the Notes of the Company heretofore or hereafter issued under the Credit Agreement and the obligations of the Company to reimburse the Lenders for the amount of all drawings on all L/Cs issued pursuant to the Credit Agreement, and all other obligations of the Company under any and all applications for L/Cs, and any and all liability of the Company arising under or in connection with or otherwise evidenced by agreements with any one or more of the Lenders or their affiliates with respect to any Hedging Liability, and any and all liability of the Company arising under or in connection with or otherwise evidenced by Funds Transfer and Deposit Account Agreements with any one or more of the Lenders or their affiliates with respect to any Funds Transfer and Deposit Account Liability, and any and all liability of the Company arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent and the Lenders, and any of them individually, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the "Secured Obligations")."

     4.     Section 2.1 of the Security Agreement shall be amended by adding the following provision thereto as the last sentence thereof:

"The Company shall not change its state of organization without the Agent's prior written consent."

     5.     Section 4.2 of the Security Agreement shall be amended by adding the following provision thereto as the last sentence thereof:

"The Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and the Company acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable."

     6.     Without limiting the foregoing, the Company hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Agent under the Security Agreement, (ii) any liens or security interests created or provided for thereunder and (iii) all obligations of the Company thereunder are, and as amended hereby shall remain, in full force and effect for the benefit and security of all the Secured Obligations. Nothing herein contained shall in any manner affect or impair the liens and security interest created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect hereto.

     7.     The Company hereby repeats and reaffirms all covenants, agreements, representations and warranties (except to the extent such representations and warranties contemplate two aircraft (it being acknowledged that one aircraft has been released from the security interest granted to the Agent under the Security Agreement)) contained in the Security Agreement as amended hereby, each and all of which covenants, agreements, representations and warranties (except as aforesaid) are and shall remain applicable to the Collateral and all the Secured Obligations.

     8.     Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement, the Guaranties, the Security Agreement or any communication issued or made pursuant to or with respect to the Credit Agreement, the Guaranties, or the Security Agreement, any reference to the Security Agreement being sufficient to refer to the Security Agreement as amended hereby.

     9.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     Upon the execution hereof by the Agent and the Company in the manner hereinafter set forth, this Amendment shall be a contract between said parties for the purposes hereinabove set forth.

MISSISSIPPI CHEMICAL CORPORATION

By       /s/ Timothy A. Dawson
      Senior Vice President & Chief Financial Officer

Accepted and agreed to as of the date first written above.

HARRIS TRUST AND SAVINGS BANK, as Agent

By       /s/ Lawrence A. Mizera
     Its   Vice President

EXHIBIT N

MISSISSIPPI CHEMICAL CORPORATION

BORROWING BASE REPORT
($ IN 000'S)
COMPUTATION DATE AS OF _____________________
Schedule
I	Eligible Accounts Receivable	$
	Accounts Receivable Advance Rate	85%
	Accounts Receivable in Borrowing Base		$

II	Eligible Product Inventory	$
	Product Inventory Advance Rate	65%
	Product Inventory in Borrowing Base	$
	Maximum of $45,000	$45,000
	Lower of Borrowing Base or Maximum		$

III	Eligible Spare Parts Inventory	$
	Spare Parts Inventory Advance Rate	50%
	Spare Parts Inventory in Borrowing Base	$
	Combined Maximum for III and IV of $15,000	$15,000
	Lower of Borrowing Base or Maximum		$

IV	Non-Principal Properties in Borrowing Base		$
	Combined Maximum for III and IV of $15,000	$

V	Other Advance Amount
	($105,000,000 reduced by amount of permanent commitment reductions)	$
	Required Excess Availability	$__________
	Total Borrowing Base (TBB) (sum of I through V minus Required Excess Availability		$

	Revolving Credit Commitments (RCC)		$165,000

	Lower of TBB or RCC		$

	Total Available		$

	Less Loans and Letters of Credit Outstanding		$

	Net Available		$

SCHEDULE I TO THE BORROWING BASE
MISSISSIPPI CHEMICAL CORPORATION
CALCULATION OF ELIGIBLE ACCOUNTS RECEIVABLE
COMPUTATION AS OF ________________
A/R's on The Aging Summary as of Prior Borrowing Base Report Dates		$
Additions:
New Sales	$
Miscellaneous	$
Total Gross Additions		$
Deductions
Collections	$
Discounts Allowed	$
Credit Memos	$
Miscellaneous	$
Total Gross Deductions		$
A/R's on The Aging Summary as of (Computation Date)		$

Subtract Ineligibles
Ineligible Foreign Receivables	$
Receivables with offsets in accounts payable	$
Receivables 120 or more days from invoice date	$
Government Receivables	$
Other Ineligibles	$

Subtotal		$
Receivables above allowed concentration limits		$

Total Eligible Receivables		$

Accounts Receivable Reconciliation
Accounts Receivable on Aging Summary as of Computation Date		$
Add (Subtract) The Following Adjustments To The Aging Summary
Non-Trade Receivables	$
Swaps	$
Payments posted after closing on A/R Subsidiary	$
Credit balances reclassed to accounts payable	$
Other:	$
Accounts Receivable As of Computation Date		$

MISSISSIPPI CHEMICAL CORPORATION
ACCOUNTS RECEIVABLE CONCENTRATION REPORT
COMPUTATION AS OF __________________
10 Largest Obligors	Balance	Concentration Limit	Excess Concentration
	$	$	$

Totals	$	$	$

MISSISSIPPI CHEMICAL CORPORATION
FOREIGN ACCOUNTS REPORT
COMPUTATION AS OF _________________
Foreign Obligors	Account Balance	Amount Insured or Covered by LOC's	Ineligible Amounts
	$	$	$

Totals	$	$	$

SCHEDULE II TO THE BORROWING BASE
MISSISSIPPI CHEMICAL CORPORATION
CALCULATION OF ELIGIBLE PRODUCT INVENTORY
COMPUTATION AS OF ________________
Raw Materials (See attached)	$
Work In Process	$
Finished Products Inventory (See attached)	$
Spare Parts Inventory	$
Total Inventories as of Computation Date	$

Less:
Spare Parts Inventory	$
Damaged or Obsolete Inventory	$
Consignment Inventory not covered by Waiver	$
Work in Process	$
Total Eligible Product Inventory	$

SCHEDULE III TO THE BORROWING BASE
MISSISSIPPI CHEMICAL CORPORATION
CALCULATION OF ELIGIBLE SPARE PARTS INVENTORY
COMPUTATION AS OF ______________

Spare Parts Inventory as of (Prior Month End)		$
Appraised Value of Spare Parts Inventory		$
Lesser of two values above		$

Less:
Damaged or obsolete parts	$
Inventory not covered by waivers	$
Total Eligible Spare Parts Inventory		$

SCHEDULE IV TO THE BORROWING BASE
MISSISSIPPI CHEMICAL CORPORATION
CALCULATION OF OTHER ADVANCE AMOUNT
COMPUTATION AS OF _____________
(a) 105,000,000	$
(b) Less: Permanent Commitment Reductions	$
(c) Other Advance Amount	$

SCHEDULE V TO THE BORROWING BASE
MISSISSIPPI CHEMICAL CORPORATION
CALCULATION OF NON-PRINCIPAL PROPERTIES IN BORROWING BASE
COMPUTATION AS OF ______________
Appraised Orderly Liquidation Value of Non-Principal Properties	$
Advance Rate	75%
Availability Based on Non-Principal Properties	$
Combined Maximum of $15,000	$15,000
Lower of Availability or Maximum	$

EXHIBIT O

NON-PRINCIPAL PROPERTIES

PART 1.  NON-PRINCIPAL PROPERTY.

  Inventory.
  Accounts receivable.
  All other Non-Principal Property not specified in Part 2 below.

PART 2.  EXCLUDED NON-PRINCIPAL PROPERTY.

  Property excluded from the granting clauses of any of the Security Documents.

  Real Estate and improvements located in Barbour County, Alabama and Montgomery County, Alabama.

  Property which is subject to a contractual prohibition on being encumbered.

  An undivided interest in 680.40 acres of undeveloped real estate located in Yazoo County, Mississippi described in Yazoo County real estate records in Warranty Deed Book 211A Pages 648, 653, 658, 660, 661 and 662.

EXHIBIT P

CERTIFICATE REGARDING COMPUTATION OF CONSOLIDATED NET TANGIBLE ASSETS

     This Certificate Regarding Computation of Consolidated Net Tangible Assets is furnished to Harris Trust and Savings Bank and the other Banks (collectively, the "Banks") and Harris Trust and Savings Bank as Administrative Agent (the "Administrative Agent") for the Banks, pursuant to that certain Amended and Restated Credit Agreement dated as of November 15, 2002, as amended by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), the Administrative Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     The Undersigned Hereby Certifies That:

     1.     I am the duly elected [President] or [Chief Financial Officer] of the Borrower;

     2.     The following is a computation of the Borrower's Consolidated Net Tangible Assets as of __________, ______:
(a) Total Consolidated Assets of Mississippi Chemical Corporation	$
(b) Less: Intangible Assets	$
(c) Consolidated Net Tangible Assets	$
(d) Advance Rate	15%
(e) B Loan Availability Reserve	$
(f) Availability Based on Consolidated Net Tangible Assets (product of lines (c) and (d) less line (e))	$

     3.     The foregoing computation is made in accordance with the requirements of the Senior Note Indenture.

     The foregoing certifications and computations are made and delivered this _______ day of ___________________, _____.

_________________________________________
[President] or [Chief Financial Officer of The
   Borrower]

SCHEDULE 5.3

LITIGATION

[NONE]

SCHEDULE 7.23

CERTAIN EXISTING RESTRICTIONS ON SUBSIDIARIES

     1.     Restrictions contained in documents evidencing or governing industrial revenue bonds issued for the benefit of Mississippi Phosphates Corporation which restrict the use of the proceeds of such industrial revenue bonds.

     2.     Deed of Charge (Shares and Securities) dated as of November 10, 1998, among JPMorgan Chase Bank, as collateral trustee (the "Collateral Trustee"), the Borrower and certain of its Subsidiaries, Farmland Industries, Inc. and certain of its Subsidiaries, and FMCL.

     3.     Subordination Agreement dated as of November 10, 1998, among Ex-Im Bank, MissChem Trinidad Limited and FMCL.

     4.     Unanimous Shareholders Agreement dated as of November 10, 1998, among MissChem Trinidad Limited, MissChem Barbados, SRL and the Collateral Trustee.

     5.     Amended and Restated Shareholders Agreement dated as of November 10, 1998, among Farmland Industries, Inc. and certain of its Subsidiaries and the Borrower and certain of its Subsidiaries.

     6.     Limited Liability Company Agreement of FMCL LLC dated April 1, 1998, as amended on November 10, 1998.

     7.     Limited partnership agreement of Houston Ammonia Terminal, L.P.